                                                                     EXHIBIT 4.2

                               CREDIT AGREEMENT
                                    between

                      GOODRICH PETROLEUM COMPANY, L.L.C.
                                   Borrower

                                 BNP PARIBAS
                                     Agent

                                      and

                               CERTAIN LENDERS
                                    Lenders



                               November 9, 2001

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
SECTION 1. DEFINITIONS AND TERMS........................................    1
     1.1   DEFINITIONS..................................................    1
     1.2   TIME REFERENCES..............................................   11
     1.3   OTHER REFERENCES.............................................   11
     1.4   ACCOUNTING PRINCIPLES........................................   11

SECTION 2. COMMITMENT...................................................   11
     2.1   REVOLVING FACILITY...........................................   12
     2.2   BORROWING PROCEDURE..........................................   12
     2.3   LETTERS OF CREDIT............................................   13
     2.4   BORROWING NOTICES AND LC REQUESTS............................   15
     2.5   TERMINATION..................................................   15
     2.6   BORROWING BASE DETERMINATIONS................................   15

SECTION 3. TERMS OF PAYMENT.............................................   16
     3.1   NOTES AND PAYMENTS...........................................   16
     3.2   INTEREST AND PRINCIPAL PAYMENTS..............................   17
     3.3   INTEREST OPTIONS.............................................   17
     3.4   QUOTATION OF RATES...........................................   17
     3.5   DEFAULT RATE.................................................   17
     3.6   INTEREST RECAPTURE...........................................   17
     3.7   INTEREST CALCULATIONS........................................   18
     3.8   MAXIMUM RATE.................................................   18
     3.9   INTEREST PERIODS.............................................   18
     3.10  CONVERSIONS..................................................   18
     3.11  ORDER OF APPLICATION.........................................   19
     3.12  SHARING OF PAYMENTS, ETC.....................................   19
     3.13  OFFSET.......................................................   19
     3.14  BOOKING BORROWINGS...........................................   20
     3.15  BASIS UNAVAILABLE FOR LIBOR RATE.............................   20
     3.16  ADDITIONAL COSTS.............................................   20
     3.17  CHANGE IN LAWS...............................................   21
     3.18  FUNDING LOSS.................................................   21
     3.19  FOREIGN LENDERS, PARTICIPANTS, AND ASSIGNEES.................   21

SECTION 4. FEES.........................................................   22
     4.1   TREATMENT OF FEES............................................   22
     4.2   FEES TO AGENT AND AFFILIATES.................................   22
     4.3   LC FEES......................................................   22
     4.4   COMMITMENT FEE...............................................   22

SECTION 5. SECURITY.....................................................   23
     5.1   GUARANTY.....................................................   23
     5.2   COLLATERAL...................................................   23
     5.3   COLLATERAL ACCOUNT...........................................   23

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     5.4   FURTHER ASSURANCES............................................   24
     5.5   RELEASE OF COLLATERAL.........................................   24

SECTION 6. CONDITIONS PRECEDENT..........................................   24

SECTION 7. REPRESENTATIONS AND WARRANTIES................................   25
     7.1   PURPOSE AND REGULATION U......................................   25
     7.2   CORPORATE EXISTENCE, GOOD STANDING, AND AUTHORITY.............   25
     7.3   SUBSIDIARIES AND NAMES........................................   25
     7.4   AUTHORIZATION AND CONTRAVENTION...............................   25
     7.5   BINDING EFFECT................................................   26
     7.6   FINANCIALS AND EXISTING DEBT..................................   26
     7.7   [RESERVED]....................................................   26
     7.8   SOLVENCY......................................................   26
     7.9   LITIGATION....................................................   26
     7.10  TAXES.........................................................   26
     7.11  ENVIRONMENTAL MATTERS.........................................   26
     7.12  EMPLOYEE PLANS................................................   27
     7.13  PROPERTIES; LIENS.............................................   27
     7.14  GOVERNMENT REGULATIONS........................................   28
     7.15  TRANSACTIONS WITH AFFILIATES..................................   28
     7.16  DEBT..........................................................   28
     7.17  LEASES........................................................   28
     7.18  LABOR MATTERS.................................................   28
     7.19  INTELLECTUAL PROPERTY.........................................   28
     7.20  FULL DISCLOSURE...............................................   29
     7.21  ESTIMATED OIL AND GAS RESERVES................................   29
     7.22  WORKING INTEREST..............................................   29
     7.23  NET REVENUE INTEREST..........................................   29
     7.24  BURDENSOME CONTRACTS..........................................   29
     7.25  REGULATORY DEFECTS............................................   29
     7.26  AGREEMENTS AFFECTING MINERAL INTERESTS........................   29
     7.27  LOCATIONS OF BUSINESS, OFFICES................................   29

SECTION 8. AFFIRMATIVE COVENANTS.........................................   30
     8.1   CERTAIN ITEMS FURNISHED.......................................   30
     8.2   USE OF CREDIT.................................................   32
     8.3   BOOKS AND RECORDS.............................................   32
     8.4   INSPECTIONS...................................................   32
     8.5   TAXES.........................................................   32
     8.6   PAYMENT OF OBLIGATION.........................................   32
     8.7   EXPENSES......................................................   32
     8.8   MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS................   33
     8.9   INSURANCE.....................................................   33
     8.10  ENVIRONMENTAL MATTERS.........................................   33
     8.11  SUBSIDIARIES..................................................   33
     8.12  INDEMNIFICATION...............................................   33
     8.13  OPERATIONS AND PROPERTIES.....................................   34
     8.14  LEASES........................................................   34

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     8.15   DEVELOPMENT AND MAINTENANCE....................................   35
     8.16   MAINTENANCE OF LIENS...........................................   35

SECTION 9.  NEGATIVE COVENANTS.............................................   35
     9.1    PAYROLL TAXES..................................................   35
     9.2    DEBT...........................................................   35
     9.3    LETTERS OF CREDIT..............................................   35
     9.4    LIENS..........................................................   35
     9.5    EMPLOYEE PLANS.................................................   35
     9.6    TRANSACTIONS WITH AFFILIATES...................................   35
     9.7    COMPLIANCE WITH LAWS AND DOCUMENTS.............................   35
     9.8    LOANS, ADVANCES, AND INVESTMENTS...............................   36
     9.9    DISTRIBUTIONS..................................................   36
     9.10   DISPOSITION OF ASSETS..........................................   36
     9.11   MERGERS, CONSOLIDATIONS, AND DISSOLUTIONS......................   36
     9.12   ASSIGNMENT.....................................................   36
     9.13   FISCAL YEAR AND ACCOUNTING METHODS.............................   36
     9.14   NEW BUSINESSES.................................................   36
     9.15   GOVERNMENT REGULATIONS.........................................   36
     9.16   STRICT COMPLIANCE..............................................   37
     9.17   ALTERATION OF MATERIAL AGREEMENTS..............................   37
     9.18   OPERATING AGREEMENTS...........................................   37
     9.19   BURDENSOME CONTRACTS...........................................   37
     9.20   MARKETING CONTRACTS; HEDGING...................................   37

SECTION 10. FINANCIAL COVENANTS............................................   37
     10.1   CURRENT RATIO..................................................   37
     10.2   INTEREST COVERAGE..............................................   37
     10.3   TANGIBLE-NET WORTH.............................................   37

SECTION 11. DEFAULT........................................................   38
     11.1   PAYMENT OF OBLIGATION..........................................   38
     11.2   COVENANTS......................................................   38
     11.3   DEBTOR RELIEF..................................................   38
     11.4   JUDGMENTS AND ATTACHMENTS......................................   38
     11.5   GOVERNMENT ACTION..............................................   38
     11.6   MISREPRESENTATION..............................................   38
     11.7   CHANGE OF CONTROL..............................................   38
     11.8   OTHER FUNDED DEBT..............................................   38
     11.9   SEC REPORTING REQUIREMENTS.....................................   39
     11.10  VALIDITY AND ENFORCEABILITY....................................   39
     11.11  LCS............................................................   39

SECTION 12. RIGHTS AND REMEDIES............................................   39
     12.1   REMEDIES UPON DEFAULT..........................................   39
     12.2   COMPANY WAIVERS................................................   40
     12.3   PERFORMANCE BY AGENT...........................................   40
     12.4   NOT IN CONTROL.................................................   40
     12.5   COURSE OF DEALING..............................................   40

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     12.6   CUMULATIVE RIGHTS.............................................   40
     12.7   APPLICATION OF PROCEEDS.......................................   40
     12.8   CERTAIN PROCEEDINGS...........................................   41
     12.9   EXPENDITURES BY LENDERS.......................................   41
     12.10  DIMINUTION IN VALUE OF COLLATERAL.............................   41
SECTION 13. AGENT AND LENDERS.............................................   41
     13.1   AGENT.........................................................   41
     13.2   EXPENSES......................................................   42
     13.3   PROPORTIONATE ABSORPTION OF LOSSES............................   42
     13.4   DELEGATION OF DUTIES; RELIANCE................................   42
     13.5   LIMITATION OF AGENT'S LIABILITY...............................   43
     13.6   DEFAULT.......................................................   44
     13.7   COLLATERAL MATTERS............................................   44
     13.8   LIMITATION OF LIABILITY.......................................   45
     13.9   RELATIONSHIP OF LENDERS.......................................   45
     13.10  BENEFITS OF AGREEMENT.........................................   45
SECTION 14. MISCELLANEOUS.................................................   45
     14.1   NONBUSINESS DAYS..............................................   45
     14.2   COMMUNICATIONS................................................   45
     14.3   FORM AND NUMBER OF DOCUMENTS..................................   45
     14.4   EXCEPTIONS TO COVENANTS.......................................   45
     14.5   SURVIVAL......................................................   45
     14.6   GOVERNING LAW.................................................   45
     14.7   INVALID PROVISIONS............................................   46
     14.8   AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS..................   46
     14.9   MULTIPLE COUNTERPARTS.........................................   46
     14.10  PARTIES.......................................................   47
     14.11  VENUE, SERVICE OF PROCESS, AND JURY TRIAL.....................   48
     14.12  ENTIRETY......................................................   48


                            SCHEDULES AND EXHIBITS

Schedule 2    - Lenders and Commitments
Schedule 6    - Closing Documents
Schedule 7.3  - Companies and Names
Schedule 7.9  - Litigation
Schedule 7.11 - Environmental Matters
Schedule 7.15 - Affiliate Transactions
Schedule 9.2  - Permitted Debt
Schedule 9.4  - Permitted Liens
Schedule 9.8  - Permitted Loans, Advances, and Investments
Exhibit A     - Revolving Note
Exhibit B     - Form of Production Report
Exhibit C-1   - Borrowing Request
Exhibit C-2   - Conversion Notice
Exhibit C-3   - LC Request

Exhibit C-4   - Compliance Certificate
Exhibit D     - Opinion of Counsel to Companies
Exhibit E     - Assignment and Assumption Agreement

                               CREDIT AGREEMENT

     THIS AGREEMENT is entered into as of November 9, 2001, between GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company ("Borrower"), Lenders (defined below), and BNP PARIBAS, a foreign banking corporation organized under the laws of the Republic of France, as agent for Lenders.

     The Borrower, Compass Bank, N.A., as agent (in such capacity, "Prior Agent") for itself and Bank One, Texas, National Association (the "Prior Lenders") Goodrich Petroleum Corporation and Goodrich Petroleum Company - Lafitte, L.L.C., have previously entered into that certain Credit Agreement dated January 31, 2001, (such Credit Agreement, as the same may have been heretofore amended, is herein referred to as the "Prior Credit Agreement"). The Borrower desires to obtain refinancing of its existing obligations and indebtedness (the "Existing Indebtedness") under the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) and certain additional financing from the Lenders. The Agent and the Lenders have agreed to provide such refinancing of the Existing Indebtedness and additional financing in the maximum principal amount not to exceed the lesser of $50,000,000 or the Borrowing Base (hereinafter defined) on the terms and conditions provided herein. Prior Agent and Prior Lenders have executed and delivered, contemporaneously herewith, the Compass Assignment (hereinafter defined) in favor of the Agent, for the benefit of the Lenders, resulting in the Lenders being the current owners and holders of the Existing Indebtedness. The Borrower, the Lenders and the Agent have agreed to amend and restate the Prior Credit Agreement, in its entirety, as set forth below.

     ACCORDINGLY, for adequate and sufficient consideration, Borrower, Lenders, and Agent agree that the Prior Credit Agreement is hereby amended and restated, in its entirety, as follows:

SECTION 1. DEFINITIONS AND TERMS.

    1.1  Definitions. As used in the Loan Documents:

     "Affiliate" of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition (a) "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract, or otherwise), and (b) the Companies are "Affiliates" of each other.

     "Agent" means, at any time, BNP Paribas, a foreign banking corporation organized under the laws of the Republic of France -- or its successor appointed under Section 13 -- acting as "agent" for Lenders under the Loan Documents.

     "Applicable Margin" means, for any day, a margin of interest over the Base Rate or the LIBOR Rate, as the case may be, that is applicable when the Base Rate or LIBOR Rate, as applicable, is determined under this agreement.

     (a) The Applicable Margin is subject to adjustment (upwards or downwards, as appropriate) on any day without notice to Borrower or any other Person based on the ratio of the Commitment Usage to the Borrowing Base, as stated in the table below.

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     (b) For purposes of the definition of "Applicable Margin", the ratio of the
Commitment Usage to the Borrowing Base is determined as of each day by dividing the Commitment Usage for such day by the Borrowing Base in effect on such day.

     (c) If Borrower fails to timely furnish to Agent any Financials and related Compliance Certificate as required by this agreement, then the maximum Applicable Margin shall apply from the date those Financials and related Compliance Certificate are required to be delivered and remain in effect until Borrower furnishes them to Agent.

For all Borrowings:

     RATIO OF COMMITMENT                     APPLICABLE    APPLICABLE
        USAGE TO THE                         MARGIN FOR    MARGIN FOR
       BORROWING BASE                         BASE-RATE    LIBOR-RATE
                                             BORROWINGS    BORROWINGS
     ----------------------------------------------------------------
     less than or equal to 25%                  0.00%         1.50%
     ----------------------------------------------------------------
     greater than or equal to                   0.00%         1.75%
     25% but less than 50%
     ----------------------------------------------------------------
     greater than or equal to                   0.25%         2.00%
     50% but less than 90%
     ----------------------------------------------------------------
     greater than or equal to                   0.50%         2.50%
     90%


     "Applicable Percentage" means, for any day, a commitment fee percentage applicable under Section 4.4, equal to 0.375%.

     "Assignee" is defined in Section 14.10(c).

     "Assignments" is defined in Section 14.10(c).

     "Base Rate" means, for any day, the greater of either (a) the annual interest rate most recently announced by BNP Paribas as its prime rate or base rate of interest (which may not necessarily represent the lowest or best rate actually charged to any customer) in effect at its principal office in New York, New York, automatically fluctuating upward and downward as specified in each announcement without special notice to Borrower or any other Person, or (b) the sum of the Federal-Funds Rate plus 0.5%.

     "Base-Rate Borrowing" means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin.

     "Borrower" is defined in the preamble to this agreement.

     "Borrowing" means any amount disbursed under the Loan Documents by one or more Lenders to or on behalf of Borrower under the Loan Documents, either as an original disbursement of funds, a renewal, extension, or continuation of an amount outstanding, or a payment under an LC.

     "Borrowing Base" shall mean the loan value of the Mineral Interests as Lenders determine, in their sole discretion, from time to time pursuant to
Section 2.6 hereof.

     "Borrowing-Base Deficiency" means any amount by which the limitation in
Section 2.1(c) is exceeded, whether because the Commitments have been fully or partially terminated or canceled, the Borrowing Base has been reduced or for any other reason.

     "Borrowing Date" is defined in Section 2.2(a).

     "Borrowing Request' means a request, subject to Section 2.2(a), substantially in the form of Exhibit D-1.

     "Business Day" means any day, other than a Saturday or Sunday or legal holiday, on which (i) commercial banks generally are open for business in New York, New York and Houston, Texas and (ii) in the case of LIBOR Rate Borrowings, dealings in eurodollar deposits are generally carried out in the London interbank eurodollar market.

     "Capital Lease" means any capital lease or sublease that is required by GAAP to be capitalized on a balance sheet.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)(S)9601 et seq.

     "Change of Control" means the occurrence of any of the following events:
(a) any Person or two or more Persons, other than Goodrich or any Affiliate of Goodrich, acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act, and including holding proxies to vote for the election of directors other than proxies held by Goodrich's management or their designees to be voted in favor of persons nominated by Goodrich's Board of Directors) of fifty percent (50%) or more of the outstanding voting securities of Goodrich, measured by voting power (including both ordinary shares and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Goodrich), (b) Goodrich shall fail beneficially to own, directly or indirectly, 100% of the outstanding shares of voting capital stock of any of the other Restricted Companies on a fully-diluted basis, or (c) 50% or more of the directors of Goodrich shall consist of Persons not nominated by Goodrich's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements).

     "Closing Date" means November 9, 2001.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral" is defined in Section 5.2.

     "Collateral Documents" is defined in Section 5.2.

     "Commitment" means, at any time and for any Lender, the amounts stated beside that Lender's name on the most-recently amended Schedule 2 (which amount is subject to reduction and cancellation as provided in this agreement).

     "Commitment Percentage" means, for any Lender, the proportion (stated as a percentage) that its Commitment bears to the total Commitments of all Lenders.

     "Commitment Usage" means, at any time and without duplication, the sum of
(a) the Principal Debt plus (b) the LC Exposure.

     "Companies" means, at any time, Goodrich and each of its Subsidiaries.

     "Compass Assignment" shall mean that certain Assignment of Notes, Documents and Liens of even date herewith, executed by Prior Agent and Prior Lenders, in favor of the Agent, for the benefit of the Lenders, as the same may be from time to time modified, amended or supplemented.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit D-4 and signed by a Responsible Officer.

     "Conversion Notice" means a request, subject to Section 3.10, substantially in the form of Exhibit D-2.

     "Current Financials:, unless otherwise specified means either (i) the Companies' consolidated Financials for the year ended December 31, 2000, together with the Companies' Financials for the six (6) months ended on June 30, 2001, or (ii) at any time after annual Financials are first delivered under
Section 8.1, the Companies' annual Financials then most recently delivered to Lenders under Section 8.1(a), together with the Companies' quarterly Financials then most recently delivered to Lenders under Section 8.1(b).

     "Debt" means -- for any person, at any time, and without duplication -- the sum of (a) all obligations required by GAAP to be classified upon that Person's balance sheet as liabilities, (b) liabilities secured (or for which the holder of such liabilities has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, (d) all obligations under synthetic leases, plus (e) all guaranties, endorsements, and other contingent obligations for Debt of others.

     "Debtor Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws affecting creditors' Rights.

     "Default" is defined in Section 11.

     "Default Rate" means, for any day, an annual interest rate equal from day to day to the lesser of either (a) (i) with respect to any LIBOR-Rate Borrowing, the then existing LIBOR-Rate, plus the Applicable Margin plus 2.00%, (ii) with respect to any Base-Rate Borrowing, the then existing Base Rate plus the Applicable Margin, plus 2.00%, and (iii) with respect to any other portion of the Obligation, the then existing Base Rate plus 2.50%, or (b) the Maximum Rate.

     "Determining Lenders" means, at any time, any combination of Lenders holding (directly or indirectly) at least either (a) 66 2/3% of the total Commitments while there is no Principal Debt or LC Exposure or (b) 66 2/3% of the Principal Debt plus the LC Exposure while there is any Principal Debt or LC Exposure.

     "Distribution" means, with respect to any shares of any capital stock or other equity securities issued by a Person (a) the retirement, redemption, purchase, or other acquisition for value of those securities, (b) the declaration or payment of any dividend on or with respect to those securities,
(c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

     "EBITDAX" means for any Person, for any period, and without duplication -- the sum of (a) Net Income, minus extraordinary items, plus to the extent actually deducted in calculating Net Income, Interest Expense and income Taxes, plus (b) to the extent actually deducted in calculating Net Income, depreciation, depletion, amortization and exploration expenses.

     "Employee Plan" means an employee-pension-benefit plan covered by Title IV of ERISA and established or maintained by any Company.

     "Environmental Indemnity Agreement" means any agreement (including, without limitation, insurance policies), in form and substance satisfactory to Agent, by which a Restricted Company or Predecessor is entitled to receive reimbursement or other payment on account of any Environmental Liability other than any agreements (a) in the nature of environmental consulting or engineering agreements for professional services or (b) the terms of which preclude that Company or Predecessor from asserting a claim for reimbursement or other payment on account of any Environmental Liability.

     "Environmental Investigation" means any health, safety, or environmental site assessment, investigation, study, review, audit, compliance audit, or compliance review conducted at any time or from time to time -- whether at the request of Agent or any Lender, upon the order or request of any Tribunal, or at the voluntary instigation of any Company -- concerning any Real Property or the business operations or activities of any Company, including, without limitation
(a) air, soil, groundwater, or surface-water sampling and monitoring, (b) repair, cleanup, remediation, or detoxification, (c) preparation and implementation of any closure, remedial, spill, emergency, or other plans, and
(d) any health, safety, or environmental compliance audit or review.

     "Environmental Law" means any applicable Law that relates to (a) the condition of air, ground or surface water, soil, or other environmental media,
(b) the environment or natural resources, (c) safety or health, or (d) the regulation of any contaminants, wastes, and Hazardous Substances, including, without limitation, CERCLA, OSHA, the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
(S) 6901 et seq), the Clean Water Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq), the Toxic Substances Control Act (15 U.S.C.
(S) 2601 et seq), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. (S) 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. (S) 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. (S) 201 and (S) 300f et seq.), the Rivers and Harbors Act (33 U.S.C. (S) 401 et seq.), the Oil Pollution Act (33 U.S.C. (S) 2701 et seq), analogous state and local Laws, and any analogous future enacted or adopted Law, or (c) to the Release or threatened Release of Hazardous Substances.

     "Environmental Liability" means any liability, loss, fine, penalty, charge, lien, damage, cost, or expense of any kind that results directly or indirectly, in whole or in part (a) from the violation of any Environmental Law, (b) from the Release or threatened Release of any Hazardous Substance, (c) from removal, remediation, or other actions in response to the Release or threatened Release of any Hazardous Substance, (d) from actual or threatened damages to natural resources, (e) from the imposition of injunctive relief or other orders, (f) from personal injury, death, or property damage which occurs as a result of any Company's use, storage, handling, or the Release or threatened Release of a Hazardous

Substance, or (g) from any Environmental Investigation performed at, on, or for any Real Property (including without limitation, the Leases and the Mineral Interests).


     "Environmental Permit" means any permit, license, or other authorization from any Tribunal that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

     "Environmental Report" means any written or verbal report memorializing any Environmental Investigation.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "Existing Preferred Stock" means the Goodrich Series A Preferred Stock currently traded on the NASDAQ Small Cap market.

     "Federal-Funds Rate" means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by Agent to be equal to (a) the weighted average of the rates on overnight federal-funds transactions with member banks of the Federal Reserve System arranged by federal-funds brokers on that day, as published by the Federal Reserve Bank of New York on the next Business Day, or (b) if those rates are not published for any day, the average of the quotations at approximately 10:00 a.m. received by Agent from three federal-funds brokers of recognized standing selected by Agent in its sole discretion.

     "Financials" of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP (subject to year end audit adjustments with respect to interim Financials) and (b) except as stated in Section 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable.

     "Funded Debt" means for any Person, at any time and without duplication -- the sum of (a) the balance of any obligation for borrowed money, plus (b) the total amount capitalized on the balance sheet of that Person with respect to Capital Leases.

     "Funding Loss" means any loss, expense, or reduction in yield that any Lender reasonably incurs because (a) Borrower fails or refuses (for any reason whatsoever other than a default by Agent or that Lender claiming that loss, expense, or reduction in yield) to take any LIBOR-Rate Borrowing that it has requested under this agreement, or (b) Borrower prepays or pays any LIBOR-Rate Borrowing or converts any LIBOR-Rate Borrowing to a Borrowing of another Type, in each case, other than on the last day of the applicable Interest Period.

     "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     "Goodrich" means Goodrich Petroleum Corporation, a Delaware corporation.

     "Hazardous Substance" means (a) any substance that is reasonably expected to require, removal, remediation, or other response under any Environmental Law,
(b) any substance that is designated, defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, explosive, corrosive, flammable, infectious, carcinogenic, mutagenic, radioactive, dangerous, or toxic or hazardous substance under any Environmental Law, including, without limitation, any hazardous substance within the meaning of (S) 101(14) of CERCLA, (c) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (d) asbestos and asbestos-containing materials in any form, (e) polychlorinated biphenyls, (f) urea formaldehyde foam, or (g) any substance the presence of which on any Real Property (including, without limitation, the Leases and the Mineral Interests) either (i) poses or threatens to pose a hazard to the health or safety of persons or to the environment or (ii) could constitute a health or safety hazard to persons or the environment if it emanated or migrated from the Real Property (including, without limitation, the Leases and the Mineral Interests).

     "Interest Expense" means -- for any Person, for any period, and without duplication -- all interest on Debt, whether paid in cash or accrued as a liability and payable in cash during that period, including, without limitation, the interest component of Capital Leases and any premium or penalty for repayment, redemption, or repurchase of Debt.

     "Interest Period" is determined under Section 3.9.

     "Issuing Lender" means Agent, or any of its Affiliates, that issues an LC under this agreement.

     "Laws" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.

     "LC" means a documentary or standby letter of credit issued for the account of Borrower by an Issuing Lender under this agreement and under an LC Agreement.

     "LC Agreement" means a letter of credit application and agreement (in form and substance satisfactory to Agent) submitted and executed by Borrower to the Issuing Lender for an LC for the account of Borrower.

     "LC Exposure" means, without duplication, the sum of (a) the total face amount of all undrawn and uncancelled LCs plus (b) the total unpaid reimbursement obligations of Borrower under drawings under any LC.

     "LC Request" means a request substantially in the form of Exhibit D-3.

     "LC Subfacility" means a subfacility of the Revolving Facility for the issuance of LCs, as described in Section Z3, under which the LC Exposure (a) may never collectively exceed $10,000,000 and (b) together with Principal Debt may never exceed the lesser of either (i) the total Commitments or (ii) the Borrowing Base.

     "Leases" shall have the meaning assigned to it in Section 7.17 hereof.

     "Lender Lien" means any present or future first-priority Lien (subject only to any applicable Permitted Lien) securing the Obligation and assigned, conveyed, or granted to or created in favor of Agent for the benefit of Lenders.

     "Lenders" means the financial institutions -- including, without limitation, Agent (possibly acting through one or more of its Affiliates for LCs) in respect of its share of Borrowings and LCs -- named on Schedule 2 or on the most-recently-amended Schedule 2, if any, delivered by Agent under this agreement, and, subject to this agreement, their respective successors and permitted assigns (but not any Participant who is not otherwise a party to this agreement).

     "LIBOR Rate" means, for a LIBOR-Rate Borrowing and for the relevant Interest Period, the annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to the quotient obtained by dividing (a) the rate displayed on page 3750 on the Teleratesystem Incorporated Service (or such other page as may replace such page on such service) at approximately 11:00 a.m. London time two Business Days before the first day of that Interest Period in an amount comparable to that LIBOR-Rate Borrowing and having a maturity approximately equal to that Interest Period, by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to the relevant Interest Period.

     "LIBOR-Rate Borrowing" means a Borrowing bearing interest at the sum of the LIBOR Rate plus the Applicable Margin.

     "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

     "Litigation" means any action by or before any Tribunal.

     "Loan Documents" means (a) this agreement, certificates and reports delivered under this agreement, and exhibits and schedules to this agreement,
(b) the Notes, Collateral Documents, and all other agreements, documents, and instruments in favor of Agent or Lenders (or Agent on behalf of Lenders) ever delivered under this agreement or otherwise delivered in connection with all or any part of the Obligation (other than Assignments but including the Compass Assignment), (c) all LCs and LC Agreements, (d) the letter agreement described in Section 4.2, and (e) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

     "Material Adverse Event" means any circumstance or event that, individually or collectively, is reasonably expected to result in any (a) material impairment of (i) the ability of Borrower to perform any of its payment or other material obligations under any Loan Document, (ii) the Restricted Companies as a whole to perform any of their payment or other material obligations under any Loan Document, or (iii) the ability of Agent or any Lender to enforce any of those obligations or any of their respective Rights under the Loan Documents, (b) material and adverse effect on the financial condition of the Companies as a whole as represented to Lenders in the Current Financials most recently delivered before the date of this agreement or (c) Default or Potential Default.

     "Maximum Amount"and "Maximum Rate" respectively mean, for a Lender, the maximum nonusurious amount and the maximum non-usurious rate of interest that, under applicable Law, that Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

     "Mineral Interests" shall mean all present and future rights, titles and interests that Borrower or any other Company may now have or hereafter acquire in and to all (i) oil, gas and/or mineral leases, royalty and overriding royalty interests, production payments, farm-out agreements, net profit interests and mineral fee interests, (ii) present and future unitization, communication and pooling arrangements (and all properties covered and units created thereby), whether arising by contract or operation of law, which now or hereafter include all or any part of the foregoing; and (iii) lands now or hereafter subject to any of the foregoing.

     "Mortgaged Properties" shall mean all of Mineral Interests described in the Collateral Documents and all related personal property and rights to payments or proceeds thereon or therefrom, and all other properties in which Borrower or any other Company has heretofore granted or purported to grant or hereinafter grants or purports to grant to Agent, for the benefit of the Lenders, a Lender Lien (including, without limitation, those assigned to Agent by Prior Agent and the Prior Lenders pursuant to, among other things, the Compass Assignment) in accordance with Section 5.2 hereof, in order to secure the Notes and the Obligation.

     "Multiemployer Plan" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company (or any Person that, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or is under common control with Borrower within the meaning of Section 414 of the Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

     "Net Income" of any Person means that Person's profit or loss after deducting its Tax expense.

     "Notes" means one of the promissory notes substantially in the form of Exhibit A.

     "Obligation" means all present and future (a) Debts, liabilities, and obligations of any Company to Agent or any Lender and related to any Loan Document, whether principal, interest, fees, costs, attorneys' fees, or otherwise, (b) any Debts, liabilities, or obligations owed by any Company to any Lender or its one or more Affiliates under any Swap Agreement, and (c) renewals, extensions, and modifications of any of the foregoing.

     "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. (S) 651 et seq.

     "Participant" is defined in Section 14.10(b).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Debt' means Debt described on Schedule 9.2.

     "Permitted Liens" means the Liens described on Schedule 9.4.

     "Person" means any individual, entity, or Tribunal.

     "Potential Default" means any event's occurrence or any circumstance's existence that would -- upon any required notice, time lapse, or both -- become a Default.

     "Predecessor" means any Person for whose obligations and liabilities any Company is reasonably expected to be liable as the result of any merger, de facto merger, stock purchase, asset purchase or divestiture, combination, joint venture, investment, reclassification, or other similar business transaction.

     "Principal Debt" means, at any time, the unpaid principal balance of all Borrowings.

     "Pro Rata" and "Pro Rata Part" mean, at any time and for any Lender, the proportion (stated as a percentage) that (i) its Commitment bears to the total Commitments of all Lenders, and (ii) if the Commitments have terminated, the Commitment Usage owed to it bears to the total Commitment Usage owed to all Lenders.

     "Real Property" means any land, buildings, fixtures, and other improvements to land now or in the future directly or indirectly owned by any Restricted Company, leased to or otherwise operated by any Restricted Company, or subleased by any Restricted Company to any other Person.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, migrating, or other movement into the air, ground or surface water, or soil.

     "Representatives" means representatives, officers, directors, employees, accountants, attorneys, and agents.

     "Reserve Report" means each report delivered to the Agent by the Borrower pursuant to Section 8.1(c).

     "Reserve Requirement" means, for any LIBOR-Rate Borrowing and for the relevant Interest Period, the total reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Law) applicable to eurocurrency fundings or liabilities as of the first day of that Interest Period.

     "Responsible Officer" means Borrower's chairman, president, chief executive officer, or chief financial officer.

     "Restricted Company" means Goodrich, Borrower and each other Subsidiary of Goodrich other than any Subsidiary that has no assets except its corporate name and conducts no operations.

     "Revolving Facility" means the revolving credit facility in the amount of the total Commitments of the Lenders to make advances and issue letters of credit in accordance with the terms and conditions of this agreement and includes the LC Subfacility.

     "Rights" means rights, remedies, powers, privileges, and benefits.

     "Solvent" means, as to any Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

     "Stated-Termination Date" means November 8, 2004.

     "Subsidiary" of any Person means any entity of which more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.

     "Swap Agreement" means any present or future, whether master or single, agreement, document, or instrument providing for - or constituting an agreement to enter into -- an interest-rate, basis, credit default, or commodity swap; forward-rate arrangement; commodity option; equity or equity-index swap or option; bond or interest-rate option; forward-foreign-exchange arrangement; rate-cap, -collar, or -floor arrangement; currency- or cross-currency-swap arrangement; swaption; currency-option; or any similar arrangement.

     "Tangible-Net Worth" means -- at any time and for any Person -- the sum of
(i) its stockholders' equity, plus (ii) amounts excluded from stockholders' equity under GAAP relating to the establishment of an employee stock ownership plan, minus (iii) the total (without duplication of deductions already made in arriving at stockholders' equity) of the book value of all assets that would be treated as intangible assets under GAAP, including, without limitation, goodwill, trademarks, trade names, copyrights, patents, and unamortized debt discount and expense.

     "Taxes" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

     "Termination Date" means the earlier of either (a) the Stated-Termination Date or (b) the effective date that Lenders' commitments to lend and issue LCs under this agreement are fully canceled or terminated.

     "Tribunal" means any (a) local, state, territorial, federal, or foreign judicial, executive, regulatory, administrative, legislative, or governmental agency, board, bureau, commission, department, or other instrumentality, (b) private arbitration board or panel, or (c) central bank.

     "Type" means any type of Borrowing determined with respect to the applicable interest option.

     1.2 Time References. Unless otherwise specified, in the Loan Documents (a) time references (e.g., 11:00 a.m.) are to time in New York, New York, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

     1.3 Other References. Unless otherwise specified, in the Loan Documents (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

     1.4 Accounting Principles. Unless otherwise specified, in the Loan Documents (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (d) while Goodrich has any consolidated Subsidiaries (i) all accounting and financial terms and compliance with reporting covenants must be on a consolidating and consolidated basis, as applicable, and (ii) compliance with financial covenants must be on a consolidated basis.

SECTION 2. COMMITMENT. Subject to the provisions in the Loan Documents, each Lender severally but not jointly agrees to extend credit to Borrower under the Revolving Facility in accordance with the following provisions.

     2.1 Revolving Facility. Each Lender severally but not jointly agrees to lend to Borrower that Lender's Commitment Percentage of requested Borrowings under the Revolving Facility which Borrower may borrow, repay, and reborrow under this agreement subject to the following conditions:

     (a) Each Borrowing may only occur on a Business Day on or after the Closing Date and before the Termination Date;

     (b) Each Borrowing may only be $500,000 or a greater integral multiple of $100,000 if a Base-Rate Borrowing or $1,000,000 or a greater integral multiple of $500,000 if a LIBOR-Rate Borrowing;

     (c) The Commitment Usage may never exceed at any time, the lesser of either the total Commitments or the Borrowing Base; and

     (d) Subject to the other terms and conditions of this Agreement, that portion of the Existing Indebtedness consisting of advances outstanding under the Prior Credit Agreement shall be and be deemed to constitute a Base-Rate Borrowing hereunder effective as of the Closing Date.

     2.2 Borrowing Procedure. The following procedures apply to Borrowings:

     (a) Borrowing Request. Borrower may request a Borrowing by making or delivering a Borrowing Request (that may be telephonic if confirmed immediately in writing by 2:00 p.m. on the same Business Day) to Agent, which is irrevocable and binding on Borrower, stating the Type, amount, and Interest Period for each Borrowing and which must be received by Agent no later than 11:00 a.m. on the
(i) third Business Day before the date on which funds are requested (the "Borrowing Date") for any LIBOR-Rate Borrowing, or (ii) Borrowing Date for any Base-Rate Borrowing. Agent shall promptly notify each Lender of any Borrowing Request.

     (b) Funding. Each Lender shall remit its Commitment Percentage of each requested Borrowing to Agent's principal office in New York, New York, in funds that are available for immediate use by Agent by 1:00 p.m. on the applicable Borrowing Date. Subject to receipt of those funds, Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by the requisite Lenders under Section 14.8) make those funds available to Borrower by (at Borrower's option) (i) wiring the funds to or for the account of Borrower at the direction of Borrower or (ii) depositing the funds in an account designated by Borrower.


     (c) Funding Assumed. Absent contrary written notice from a Lender, Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Agent on the applicable Borrowing Date, and Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Agent on the applicable Borrowing Date, Agent may recover the applicable amount on demand, (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal-Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by Section 2.2(b); however, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.

     2.3 Letters of Credit.

     (a) Conditions. Subject to the terms and conditions of this agreement Issuing Lender agrees to issue LCs upon Borrower's making or delivering an LC Request and delivering an LC Agreement, both of which must be received by the Issuing Lender no later than the third Business Day before the Business Day on which the requested LC is to be issued, so long as (i) no LC may expire after the earlier to occur of the first anniversary of its issuance date or three Business Days before the Termination Date, (ii) the LC Exposure (after giving effect to such requested LC) would not exceed $10,000,000, and (iii) the limitations in Sections 21(c) are not exceeded.

     (b) Participation. Immediately upon Issuing Lender's issuance of any LC, Issuing Lender shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from Issuing Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage in the LC and all applicable Rights of Issuing Lender in the LC - other than Rights to receive certain fees provided in Section 4.3 to be for the Issuing Lender's sole account.

     (c) Reimbursement Obligation. To induce Issuing Lender to issue and maintain LCs, and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Issuing Lender (i) on the first Business Day after an Issuing Lender notifies Agent and Borrower that it has made payment under an LC, the amount paid by Issuing Lender and (ii) within five Business Days after demand, the amount of any additional fees Agent customarily charges for amending LCs Agreements, for honoring drafts, and for taking similar action in connection with letters of credit. If Borrower has not reimbursed Issuing Lender for any drafts paid by the date on which reimbursement is required under this section, then Agent is irrevocably authorized to fund Borrower's reimbursement obligations as a Base-Rate Borrowing under the Revolving Facility if proceeds are available under the Revolving Facility and if the conditions in this agreement for such a Borrowing (other than any notice requirements or minimum funding amounts) have, to Agent's knowledge, been satisfied. The proceeds of that Borrowing shall be advanced directly to Issuing Lender to pay Borrower's unpaid reimbursement obligations. If funds cannot be advanced under the Revolving Facility, then Borrower's reimbursement obligation shall constitute a demand obligation. Borrower's obligations under this section are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment that Borrower may have at any time against Issuing Lender or any other Person. From the date that Issuing Lender pays a draft under a LC until Borrower either reimburses or is obligated to reimburse Issuing Lender for that draft under this section, the amount of that draft bears interest payable to Issuing Lender at the rate then applicable to Base-Rate Borrowings. From the due date of the respective amounts due under this section, to the date paid (including any payment from proceeds of a Base-Rate Borrowing), unpaid reimbursement amounts accrue interest that is payable on demand at the Default Rate.

     (d) General. Issuing Lender shall promptly notify Agent and Borrower of the date and amount of any draft presented for honor under any LC (but failure to give notice will not affect Borrower's obligations under this agreement). Issuing Lender shall pay the requested amount upon presentment of a draft unless presentment on its face does not comply with the terms of the applicable LC. When making payment, Issuing Lender may disregard (i) any default or potential default that exists under any other agreement and (ii) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Issuing Lender is not liable for any of those obligations). Borrower's reimbursement obligations to Issuing Lender and Lenders, and each Lender's obligations to Issuing Lender, under this section are absolute and unconditional irrespective of, and Issuing Lender is not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by any Company with or any Company's claims, setoffs, defenses, counterclaims, or other Rights against Issuing Lender, any Lender, or any other Person, or (iii) the occurrence of any Potential Default or Default. However, nothing in this agreement constitutes a waiver of Borrower's Rights to assert any claim or defense based upon the gross negligence or willful misconduct of any Lender. The Issuing Lender shall promptly pay to Agent for Agent to promptly distribute reimbursement payments received from Borrower to all Lenders according to their Pro Rata Part of the Revolving Facility.

     (e) Obligation of Lenders. If Borrower fails to reimburse Issuing Lender as provided in Section 2.3(c) by the date on which reimbursement is due under that section, and funds cannot be advanced under the Revolving Facility to satisfy the reimbursement obligations, then Agent shall promptly notify each Lender of Borrower's failure, of the date and amount paid, and of each Lender's Commitment Percentage of the unreimbursed amount. Each Lender shall promptly and unconditionally make available to Agent in immediately available funds its Commitment Percentage of the unpaid reimbursement obligation, subject to the limitations of Section 2.1(c). Funds are due and payable to Agent before the close of business on the Business Day when Agent gives notice to each Lender of Borrower's reimbursement failure (if notice is given before 1:00 p.m.) or on the next succeeding Business Day (if notice is given after 1:00 p.m.). All amounts payable by any Lender accrue interest after the due date at the Federal-Funds Rate from the day the applicable draft or draw is paid by Agent to (but not including) the date the amount is paid by the Lender to Agent. Upon receipt of those funds, Agent shall make them available to the Issuing Lender.

     (f) Duties of Issuing Lender. Issuing Lender agrees with each Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Each Lender and Borrower agree that, in paying any draft under any LC, Issuing Lender has no responsibility to obtain any document (other than any documents expressly required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering it. Neither Issuing Lender nor its Representatives will be liable to any Lender or any Company for any LC's use or for any beneficiary's acts or omissions. Any action, inaction, error, delay, or omission taken or suffered by Issuing Lender or any of its Representatives in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with applicable Laws and in accordance with the standards of care specified in the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended or modified), is binding upon the Companies and Lenders and, except as provided in Section 2.4(e), does not place Issuing Lender or any of its Representatives under any resulting liability to any Company or any Lender. Agent is not liable to any Company or any Lender for any action taken or omitted, in the absence of gross negligence or willful misconduct, by Issuing Lender or its Representative in connection with any LC.

     (g) Cash Collateral. On the Termination Date and if requested by Determining Lenders while a Default exists, Borrower shall provide Agent, for the benefit of Lenders, cash collateral in an amount equal to the then-existing LC Exposure.

     (h) INDEMNIFICATION. BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE AGENT, EACH LENDER, AND THEIR RESPECTIVE REPRESENTATIVES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH ANY OF THEM MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE OF THE ISSUANCE OF ANY LC, ANY DISPUTE ABOUT IT, OR THE FAILURE OF ISSUING LENDER TO HONOR A DRAW REQUEST UNDER ANY LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE TRIBUNAL. HOWEVER,

NO PERSON IS ENTITLED TO INDEMNITY UNDER THE FOREGOING FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     (i) LC Agreements. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this agreement, drafts under each LC are part of the Obligation, only the events specified in this agreement as a Default shall constitute a default under any LC, and the terms of this agreement control any conflict between the terms of this agreement and any LC Agreement.

     2.4 Borrowing Notices and LC Requests. Each Borrowing Request (whether telephonic or written) and LC Request constitutes a representation and warranty by Borrower that as of the Borrowing Date or the date of issuance of the requested LC, as the case may be, that all of the conditions precedent in
Section 6 have been satisfied.

     2.5 Termination. Borrower may -- upon giving at least five Business Days prior written and irrevocable notice to Agent -- terminate all or part of the Revolving Facility. Each partial termination must be in an amount of not less than $1,000,000 or a greater integral multiple of $1,000,000 and must be ratable in accordance with each Lender's Commitment Percentage. At the time of any termination, Borrower shall pay to Agent, for the account of each Lender, as applicable, the amount of any Borrowing Base Deficiency then existing or which would result after giving effect to such termination, all accrued and unpaid fees under this agreement and, the interest attributable to the amount of that reduction, and any related Funding Loss. Any part of the Commitments for the Revolving Facility that are terminated may not be reinstated.

     2.6 Borrowing Base Determinations.

     (a) The Borrowing Base as of the Closing Date is acknowledged by the Borrower, the Agent and the Lenders to be $25,000,000.00.

     (b) The Borrowing Base shall be redetermined by the Agent semi-annually through the Termination Date, within ninety (90) days after each December 31 and June 30, with the first such Borrowing Base redetermination under this Agreement to be made on or before March 31, 2002, for the Mineral Interests as of December 31, 2001, on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, the Reserve Reports, and all other information available. Notwithstanding the foregoing, the Agent may at its discretion (and at the request of the determining Lenders shall) make redeterminations of the Borrowing Base upon the occurrence of any sale, transfer, release or other disposition or loss or relinquishment of any Collateral having an aggregate value for all such sales or dispositions since the most recent determination of the Borrowing Base hereunder which exceeds $2,500,000, provided, that nothing in this provision shall be deemed to authorize any sale of any property prohibited pursuant to this agreement or any other Loan Document. In addition to the determinations of the Borrowing Base required pursuant to this Section 2.6(b) hereof, one additional special determination thereof may be requested during any calendar year by either Borrower or the Determining Lenders. Upon any such special determination of the Borrowing Base, if requested by Agent, Borrower shall submit both (i) a current report of a firm of independent petroleum engineers acceptable to Agent, prepared in accordance with customary standards and procedures of the petroleum industry which report shall (A) evaluate the Mineral Interests subject to such redetermination (in the same manner as provided in this Section 2.6 for other such redeterminations) and (B) be dated within sixty (60) days of such requested redetermination, and (ii) title opinions, environmental reports and other information reasonably requested by and in form and substance acceptable to Agent, for those additional Mineral Interests which Borrower desires to be considered within the Borrowing Base. Adjustments to the Borrowing Base based upon the addition of Mineral Interests shall not be effective prior to the date of filing and recording of such Collateral Documents as required by Agent.

     (c) Upon each Borrowing Base redetermination, the Agent shall notify each Lender of its recommendation for such redetermined Borrowing Base and the Lenders shall have ten (10) Business Days to approve or reject such recommendation by written notice to Agent. The proposed Borrowing Base must be approved by the Determining Lenders; provided, however, that no proposed increase in the Borrowing Base shall be effective unless approved by all of the Lenders. In the event that the Determining Lenders or all of the Lenders, as applicable, cannot agree as to the amount of the redetermined Borrowing Base, the Borrowing Base shall be and be deemed to be the lowest amount determined by any Lender. The Agent shall notify the Borrower verbally (confirming such notice promptly in writing) of such determination by the Lenders, and the Borrowing Base so communicated to the Borrower shall become effective upon such verbal notification and shall remain in effect until the next subsequent Borrowing Base redetermination in accordance with the terms hereof.

     (d) The Borrowing Base shall represent the determination by Agent and the Lenders, in their sole discretion and in accordance with their standard engineering and lending policies and practices customary for loans of this nature, of the value, for loan purposes, of the Mortgaged Properties, which Borrower acknowledges may require new and independent credit approvals by each Lender. Furthermore, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the Lenders.


SECTION 3. TERMS OF PAYMENT.

     3.1 Notes and Payments.

     (a) Notes. Principal Debt is evidenced by the Notes, one payable to each Lender in amount equal to its Pro Rata Part of $50,000,000. Borrower understands, acknowledges and agrees that the execution and delivery by Borrower of each Lender's Note in such original principal amount does not imply or infer, and shall not be construed to create, any obligation or commitment on the part of any Lender to make any advances or issue or participate in any LC's in excess of, in the aggregate, the lesser of the Borrowing Base or the Commitments; the amount represented by such Lender's Note being for ease of administration only in the event that the Lenders and the Borrower may hereafter agree, in writing, to increase the Borrowing Base in accordance with the terms and conditions hereof.

     (b) Payment. Borrower must make each payment and prepayment on the Obligation to Agent's principal office in New York, New York in immediately available funds by 1:00 p.m. on the day due; otherwise, but subject to Section 3.8, those funds continue to accrue interest as if they were received on the next Business Day. Agent shall promptly pay to each Lender the part of any payment or prepayment to which that Lender is entitled under this agreement on the same day Agent receives the funds from Borrower.

     (c) Payment Assumed. Unless Agent has received notice from Borrower prior to the date on which any payment is due under this agreement that Borrower will not make that payment in full, Agent may assume that Borrower has made the full payment due and Agent may, in reliance upon that assumption, cause to be distributed to each Lender on that date the amount then due to each Lender. If and to the extent Borrower does not make the full payment due to Agent, each Lender shall repay to

Agent on demand the amount distributed to that Lender by Agent together with interest for each day from the date that Lender received payment from Agent until the date that Lender repays Agent (unless such repayment is made on the same day as such distribution), at an interest rate equal to the Federal-Funds Rate.

     3.2 Interest and Principal Payments.

     (a) Interest. Accrued interest on each LIBOR-Rate Borrowing is due and payable on the last day of its respective Interest Period. If any Interest Period for a LIBOR-Rate Borrowing is greater than three months, then accrued interest is also due and payable on the date three months after the commencement of the Interest Period. Accrued interest on each Base-Rate Borrowing is due and payable on the last day of each March, June, September, and December -- commencing on the first of those dates that follows the Closing Date -- and on the Termination Date.

     (b) Revolving Facility Principal. The Principal Debt under the Revolving Facility is due and payable on the Termination Date. Before that date, Borrower may at any time prepay, without penalty and in whole or in part, the Principal Debt under the Revolving Facility so long as (i) each voluntary partial prepayment must be in a principal amount not less than $500,000 or a greater integral multiple of $100,000 and (ii) Borrower shall pay any related Funding Loss upon demand. Conversions under Section 3.10 are not prepayments.

     (c) Revolving Facility-Mandatory Repayments. At any time a Borrowing-Base Deficiency exists, Borrower shall make prepayments to Agent (with any related Funding Loss) of the Principal Debt under the Revolving Facility in six (6) monthly installments each in the amount of one-sixth (1/6th) of such Borrowing Base Deficiency so that such Borrowing Base Deficiency no longer exists by the end of the sixth month after notice from the Agent of the existence of such Borrowing Base Deficiency.

     3.3 Interest Options. Except that the LIBOR Rate may not be selected when a Default or Potential Default exists and except as otherwise provided in this agreement, Borrowings bear interest at an annual rate equal to the lesser of either (a) the Base Rate plus the Applicable Margin or the LIBOR Rate plus the Applicable Margin (in each case as designated or deemed designated by Borrower), as the case may be, or (b) the Maximum Rate. Each change in the Base Rate and Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.

     3.4 Quotation of Rates. Borrower may call Agent before delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Agent or Lenders or affect the interest rate that is actually in effect when Borrower makes a Borrowing request or on the Borrowing Date.

     3.5 Default Rate. If permitted by Law, from and after the occurrence of any Default, or at any time during which a Borrowing Base Deficiency exists, all Principal Debt, reimbursement obligations in connection with LCs, and other amounts constituting the Obligation shall bear interest at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

     3.6 Interest Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

     3.7 Interest Calculations. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate or in the case of interest on Base-Rate Borrowings in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Agent are conclusive and binding absent manifest error.

     3.8 Maximum Rate. Regardless of any provision contained in any Loan Document, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then any excess shall be treated as a partial prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that is the case and that provision in this agreement for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation are paid in full before the end of their full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lenders shall refund any excess (and Lenders may not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated (weekly) ceiling" from time to time in effect as determined in accordance with Section
303.301 of the Texas Finance Code, as amended. Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligation.

     3.9 Interest Periods. When Borrower requests any LIBOR-Rate Borrowing, Borrower may elect the applicable interest period (each an "Interest Period"), which may be, at Borrower's option, one, two, three, or six months for LIBOR-Rate Borrowings, subject to Section 14.1 and the following conditions: (a) the initial Interest Period for a LIBOR-Rate Borrowing commences on the applicable Borrowing Date or conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a LIBOR-Rate Borrowing begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) if Borrower is required to pay any of a LIBOR-Rate Borrowing before the end of its Interest Period in order to comply with the payment provisions of the Loan Documents, Borrower shall also pay any related Funding Loss; and (d) no more than five Interest Periods may be in effect at one time.

     3.10 Conversions. Subject to the dollar limits of Section 2.1(b) and provided that Borrower may not convert to or select a new Interest Period for a LIBOR-Rate Borrowing at any time when a

Default or Potential Default exists, Borrower may (a). convert a LIBOR-Rate Borrowing on the last day of the applicable Interest Period to a Base-Rate Borrowing, (b) convert a Base-Rate Borrowing at any time to a LIBOR-Rate Borrowing, and (c) elect a new Interest Period for a LIBOR-Rate Borrowing. That election may be made by telephonic request to Agent no later than 10:00 a.m. on the third Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR-Rate Borrowing or election of a new Interest Period), and no later than 10:00 a.m. on the last day of the Interest Period (for conversion to a Base-Rate Borrowing). Borrower shall provide a Conversion Notice to Agent no later than two days after the date of the conversion or election. Absent Borrower's telephonic request for conversion or election of a new Interest Period or if a Default or Potential Default exists, then, a LIBOR-Rate Borrowing shall be deemed converted to a Base-Rate Borrowing effective when the applicable Interest Period expires.

     3.11 Order of Application.

     (a) No Default. If no Default or Potential Default exists, any payment shall be applied to the Obligation -- except as otherwise specifically provided in the Loan Documents -- in the order and manner as Borrower directs.

     (b) Default. If a Default or Potential Default exists or if Borrower fails to give direction, any payment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) To all fees and expenses for which Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; (iii) to any LC reimbursement obligations that are due and payable and that remain unfunded by any Borrowing under the Revolving Facility; (iv) to the remaining Principal Debt in the order as Determining Lenders may elect (but Determining Lenders agree to apply proceeds in an order that will minimize any Funding Loss); (v) to the remaining Obligation in the order and manner Determining Lenders deem appropriate; and
(vi) as a deposit with Agent, for the benefit of Lenders, as security for and payment of any subsequent LC reimbursement obligations.

     (c) Pro Rata. Each payment or prepayment shall be distributed to each Lender in accordance with its Pro Rata Part of that payment or prepayment.

     3.12 Sharing of Payments. Etc. If any Lender obtains any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under Section 3.13) that exceeds the part of that payment or prepayment that it is then entitled to receive under the Loan Documents, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment or prepayment ratably with each other Lender. If all or any portion of any excess payment or prepayment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

     3.13 Offset. If a Default exists, each Lender is entitled to exercise (for the benefit of all Lenders in accordance with Section 3.12) the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that any Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed (directly or participated) to it.

     3.14 Booking Borrowings. To the extent permitted by Law, any Lender may make, cant', or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates. However, no Affiliate or branch is entitled to receive any greater payment under Section
3.16 than the transferor Lender would have been entitled to receive with respect to those Borrowings, and a transfer may not be made if, as a direct result of it, Section 3.15 or 3.17 would apply to any of the Obligation. If any of the conditions of Sections 3.16 or 3.17 ever apply to a Lender, that Lender shall carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this section, does not create any burden or adverse circumstance for that Lender that would not otherwise exist, and eliminates the conditions of Sections 3.16 or 3.17 as applicable.

     3.15 Basis Unavailable for L103OR Rate. If, on or before any date when a LIBOR Rate is to be determined for a Borrowing, Agent reasonably determines that the basis for determining the applicable rate is not available, then Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error) and the applicable Borrowing shall bear interest at the sum of the Base Rate plus the Applicable Margin. Until Agent notifies Borrower that those circumstances no longer exist, Lenders' commitments under this agreement to make, or to convert to, L1BOR-Rate Borrowings, as the case may be, are suspended.

     3.16 Additional Costs. Each Lender severally and not jointly agrees to notify Agent, the other Lenders, and Borrower within 180 days after it has actual knowledge that any circumstances exist that would give rise to any payment obligation by Borrower under clauses (a) through (c) below. Although no Lender shall have any liability to Agent, any other Lender, or any Company for its failure to give that notice, Borrower is not obligated to pay any amounts under those clauses that arise, accrue, or are imposed more than 180 days before that notice to the extent it is applicable to those amounts. Any Lender demanding payment of any additional costs under this section must generally be making similar demand for similar additional costs under credit agreements to which it is party that contain similar provisions to this section.

     (a) Reserves. With respect to any or LIBOR-Rate Borrowing (i) if any present or future Law imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Tribunal results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained (other than any reserve included in the Reserve Requirement), and if (ii) those reserves reduce any sums receivable by that Lender under this agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR-Rate Borrowing, then (iii) that Lender (through Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and (iv) Borrower shall pay that amount to that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this clause (a) survive the satisfaction and payment of the Obligation and termination of this agreement.

     (b) Capital Adequacy. With respect to any Commitment, Borrowing or LC if any present or future Law regarding capital adequacy or compliance by Agent (as issuer of LCs) or any Lender with any request, directive, or requirement now existing or hereafter imposed by any Tribunal regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method in apportioning such costs to its customers generally), then (unless the effect is already reflected in the rate of interest then applicable under this agreement) Agent or that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall pay that amount to Agent or that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this clause (b) shall survive the satisfaction and payment of the Obligation and termination of this agreement.

     (c) Taxes. Subject to Section 3.19, any Taxes payable by Agent or any Lender or ruled (by a Tribunal) payable by Agent or any Lender in respect of this agreement or any other Loan Document shall, if permitted by Law, be paid by Borrower, together with interest and penalties, if any except for Taxes payable on or measured by the overall net income of Agent or that Lender (or Agent or that Lender, as the case may be, together with any other Person with whom Agent or that Lender files a consolidated, combined, unitary, or similar Tax return) and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Agent or any Lender). Agent or that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall pay that amount to Agent for its account or the account of that Lender, as the case may be within five Business Days after demand. If Agent or that Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

     3.17 Change in Laws. If any Law makes it unlawful for any Lender to make or maintain LIBOR-Rate Borrowings, then that Lender shall promptly notify Borrower and Agent, and (a) as to undisbursed funds, that requested Borrowing shall be made as a Base-Rate Borrowing, and (b) as to any outstanding Borrowing (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to a Base-Rate Borrowing as of the date of notice, in which event Borrower will not be required to pay any related Funding Loss, or (ii) if not prohibited by Law, the Borrowing shall be converted to a Base-Rate Borrowing as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, Borrower shall promptly prepay the Borrowing, without penalty but with related Funding Loss.

     3.18 Funding Loss. Borrower shall indemnify each Lender against, and pay to it upon demand, any Funding Loss of that Lender. When any Lender demands that Borrower pay any Funding Loss, that Lender shall deliver to Borrower and Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification in this section survive the satisfaction and payment of the Obligation and termination of this agreement.

     3.19 Foreign Lenders. Participants, and Assignees. Each Lender, Participant (by accepting a participation interest under this agreement), and Assignee (by executing an Assignment) that is not organized under the Laws of the United States of America or one of its states (a) represents to Agent and Borrower that
(i) no Taxes are required to be withheld by Agent or Borrower with respect to any payments to be made to it in respect of the Obligation and (ii) it has furnished to Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, or any other form acceptable to Agent and Borrower that entitles it to a complete exemption from U.S. federal withholding Tax on all interest payments under the Loan Documents, and (b) covenants to (i) provide

Agent and Borrower a new Form W-8BEN or W-8ECI, or other form acceptable to Agent upon the expiration or obsolescence according to Law of any previously delivered form, duly executed and completed by it, entitling it to a complete exemption from U.S. federal withholding Tax on all interest and fee payments under the Loan Documents, and (ii) comply from time to time with all Laws with regard to the withholding Tax exemption. If any of the foregoing is not true at any time or the applicable forms are not provided, then Borrower and Agent (without duplication) may deduct and withhold from interest and fee payments under the Loan Documents any Tax at the maximum rate under the Code or other applicable Law, and amounts so deducted and withheld shall be treated as paid to that Lender for all purposes under the Loan Documents.

SECTION 4. FEES.

     4.1 Treatment of Fees. The fees described in this Section 4 (a) are not compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this agreement, (c) are payable in accordance with Section 3.1, (d) are nonrefundable, and (e) to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate.

     4.2 Fees to Agent and Affiliates. Borrower shall pay to Agent, and its Affiliates as Agent may designate, the fees and other amounts described in the letter agreement (as it may be renewed, extended, or modified) of even date herewith between Borrower and Agent. Those fees are solely for the account of Agent and its Affiliates except to the extent that Agent may unilaterally agree in writing with any Lender in respect of the sharing of such fees.

     4.3 LC Fees. As an inducement for the issuance (including, without limitation, the extension) of each LC, Borrower agrees to pay to the Issuing
Lender:

     (a) For the account of each Lender according to each Lender's Commitment Percentage on the day the fee is payable for a standby LC, an issuance fee equal to the greater of (i) $500.00 or (ii) a per annum rate equal to the Applicable Margin for LIBOR-Rate Borrowings in effect on the date of issuance, payable quarterly in arrears, of the average-face amount of that LC during each applicable quarterly period.

     (b) For the account of the Issuing Lender a fronting fee of 0.125% of the face amount of the LC , payable on the date of issuance.

     4.4 Commitment Fee. From and after the Closing Date, Borrower shall pay to Agent a commitment fee for Lenders according to each Lender's Commitment Percentage. The fee is payable as it accrues on the last day of each March, June, September, and December - commencing on the first of those dates that follows the date of this agreement -- and on the Termination Date. Each payment of the fee is equal to the following, determined for the calendar quarter (or portion of a calendar quarter commencing on the date of this agreement or ending on the Termination Date) preceding and including the date it is due: From the Closing Date until the Termination Date, the product of (i) the Applicable Percentage times (ii) the amount by which (x) the lesser of the Borrowing Base or the total Commitments exceeds (y) the sum of the average-daily Principal Debt under the Notes plus the average-daily LC Exposure, times (iii) a fraction with the number of days in the applicable quarter or portion of it as the numerator and 360 as the denominator.

SECTION 5. SECURITY.

     5.1 Guaranty. Borrower shall cause Goodrich and all of Goodrich's present and future Subsidiaries -- whether now existing or in the future formed or acquired as permitted by the Loan Documents -- that are Restricted Companies to unconditionally guarantee the full payment and performance of the Obligation by execution of a written guaranty agreement in form and substance satisfactory to Agent.

     5.2 Collateral. Borrower shall cause full payment and performance of the Obligation to be secured by Lender Liens on all of the items and types of property -- (together with the additional collateral described in Sections 2.3(g) and 5.3, if any, and the cash and non-cash proceeds of all of the foregoing, the "Collateral") -- described in the present and future Loan Documents creating Lender Liens (said documents and any documents and instruments from time to time amending or supplementing the same are herein sometimes collectively called the "Collateral Documents"), including, without limitation all such property described in the Collateral Documents listed on
Schedule 6 to this agreement.

     5.3 Collateral Account. In order to secure further the performance by Borrower of the Obligation and to effect and facilitate Agent's right of offset, immediately following Agent's request, Borrower shall, and shall cause the other Restricted Companies to, execute such forms, authorizations, documents and instruments, and do such other things, as Agent shall request, in order to require that pipeline companies, operators of the Mortgaged Properties and others (collectively, the "Purchasers") purchasing (or acting as agents for, or making payments on behalf of, those purchasing) the oil, gas and other minerals produced or to be produced from, or relating to, the Mineral Interests deliver to a post office box number specified by Agent all royalties, production payments, checks, cash, proceeds and monies now or hereafter payable by the Purchasers (or any of them) on account of oil, gas or other minerals produced from or relating to the Mineral Interests or otherwise with respect to the Mineral Interests. Borrower agrees that all such royalties, payments and monies delivered to such post office box shall be deposited by Agent in a cash collateral account at Agent styled "Goodrich Petroleum Company, L.L.C. Production Account." After the occurrence of a Default, Borrower shall, upon receipt, deposit in the Goodrich Petroleum Company, L.L.C. Production Account all such royalties, payments and monies which any Restricted Company receives directly from the Purchasers. Each Restricted Company hereby irrevocably authorizes and directs Agent to charge from time to time after the occurrence of a Default, the Goodrich Petroleum Company, L.L.C. Production Account and any other accounts of such Restricted Company at Agent or any Lender for amounts due to the Lenders hereunder and under the Notes. After the occurrence of a Default, Agent is hereby authorized, in its own name or the name of any Restricted Company, to notify any or all parties obligated to such Restricted Company with respect to the Mineral Interests to make all payments due or to become due thereon directly to the Agent, or such other person or officer as Agent may require whereupon the power and authority of the Borrower to collect the same in the ordinary course of its business shall be deemed to be immediately revoked and terminated. With or without such general notification, after the occurrence of a Default, Agent may take or bring in any Restricted Company's name or that of the Agent all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to effect possession or collection of payments, may complete any contract or agreement of such Restricted Company in any way related to any of the Mineral Interests, may make allowances or adjustments related to the Mineral Interests, may compromise any claims related to the Mineral Interests or may issue credit in its own name or the name of such Restricted Company. Regardless of any provision hereof, however, Agent shall never be liable for its failure to collect or for its failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Mineral Interests or sums due or paid thereon, nor shall it or they be under any obligation whatsoever to anyone by virtue of its security interests and liens relating to the Mortgaged Properties.

     The Agent is hereby authorized and empowered on behalf of such Restricted Company to endorse the name of any Restricted Company upon any check, draft, instrument, receipt, instruction or other document or items, including, but not limited to, all items evidencing payment upon any indebtedness of any Person to such Restricted Company coming into the Agent's possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. The Agent is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions or other documents, agreements or items on behalf of any Restricted Company, either before or after demand of payment on the Notes, as shall be deemed by the Agent to be necessary or advisable, in the sole discretion of the Agent, to protect its security interests and liens in the Mineral Interests or the repayment of the Obligation, and the Agent shall not incur any liability in connection with or arising from its exercise of such power of attorney.

     Borrower acknowledges that all funds so transferred into the Goodrich Petroleum Company, L.L.C. Production Account shall be the property of the Restricted Companies only and not subject to any claim by any party other than Agent, for the benefit of the Lenders.

     5.4 Further Assurances. Borrower covenants and agrees that the Lender Liens otherwise described in Section 5.2 and, when required, Section 2.3(g) and 5.3 must be created and perfected as a condition to funding any Borrowings or the issuance of any LC. Furthermore, Borrower shall -- and shall cause each other appropriate Company to -- perform the acts, duly authorize, execute, acknowledge, deliver, file, and record any additional writings, and pay all filings fees and costs as Agent or Determining Lenders may reasonably deem appropriate or necessary to perfect and maintain the Lender Liens and preserve and protect the Rights of Agent and Lenders under any Loan Document.

     5.5 Release of Collateral.

     (a) Whenever no Lender has any commitment to extend credit under any Loan Document and the Obligation has been fully paid and performed, Agent shall, upon Borrower's written request and at Borrower's cost and expense, cause the Lender Liens on all Collateral to be released.

     (b) In connection with any sale or other disposition of assets permitted by
Section 9.10, Agent shall, upon Borrower's request and at Borrower's cost and expense, release the Lender Liens on the assets sold or disposed of.

SECTION 6. CONDITIONS PRECEDENT. No Lender is obligated to fund the initial Borrowing or issue any LC unless Agent has received all of the items described in Part A on Schedule 6. In addition, no Lender is obligated to fund (as opposed to continue or convert) any Borrowing or issue any LC unless on the applicable Borrowing Date, or issue date (and after giving effect to the requested Borrowing or LC), as the case may be: (a) Agent (and the Issuing Lender, if applicable) timely receives a Borrowing Request or LC Request (together with the applicable LC Agreement), as the case may be; (b) the Issuing Lender receives any applicable LC fee then due and payable; (c) all of the representations and warranties of the Companies in the Loan Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by this agreement); (d) no Material Adverse Event, Default, or Potential Default exists;
(e) no Borrowing-Base Deficiency will exist after giving effect to the Borrowing or LC issuance; and (f) no limitation in Section 2.1 or 2.3 is exceeded. Each Borrowing Request and LC Request, however delivered, constitutes Borrower's representation and warranty that the conditions in clauses (c) through (0 above are satisfied. Upon Agent's or any Lender's reasonable request, Borrower shall deliver to Agent or such Lender evidence substantiating any of the matters in the Loan Documents that are necessary to enable Borrower to qualify for the Borrowing or LC, as the case may be. Each condition precedent in this agreement (including, without limitation, those on Schedule 6) is material to the transactions contemplated by this agreement, and time is of the essence with respect to each condition precedent.

SECTION 7. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agent and Lenders as follows:

     7.1 Purpose and Regulation U.

     (a) Borrower will use LCs for general corporate purposes and the proceeds of the Revolving Facility for (i) refinancing the Existing Indebtedness, and
(ii) the Restricted Companies' working capital, for acquisition and development of Mineral Interests and for other general corporate purposes.

     (b) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any LC draft or drawing or Borrowing will be used, directly or indirectly, for a purpose that violates any Law, including, without limitation, Regulation U.

     7.2 Corporate Existence. Good Standing, and Authority. Each Restricted Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation. Each Restricted Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (each of which jurisdictions is identified on Schedule 6). Each Restricted Company possesses all requisite authority and power to conduct its business as is now being conducted and as proposed under the Loan Documents to be conducted and to own and operate its assets as now owned and operated and as proposed to be owned and operated under the Loan Documents.

     7.3 Subsidiaries and Names. Schedule 7.3 -- as supplemented from time to time by written notice from Borrower to Agent and Lenders specifically referring to that schedule and this section and reflecting changes to that schedule as a result of transactions permitted by the Loan Documents -- describes (a) all of Goodrich's direct and indirect Subsidiaries, (b) all Restricted Companies, (c) every name or trade name used by each Restricted Company during the five-year period before the date of this agreement, and (d) every change of each Subsidiary's name and jurisdiction of organization or formation during the four-month period before the date of this agreement. All of the outstanding shares of capital stock (or similar voting interests) of Borrower's Subsidiaries are (a) duly authorized, validly issued, fully paid, and nonassessable, (b) owned of record and beneficially as described in that schedule or those writings, free and clear of any Liens, except Permitted Liens, and (c) not subject to any wan-ant, option, or other acquisition Right of any Person or subject to any transfer restriction except restrictions imposed by securities Laws and general corporate Laws.

     7.4 Authorization and Contravention. The execution and delivery by each Restricted Company of each Loan Document to which it is a party and the performance by it of its obligations under those Loan Documents (a) are within its corporate power, (b) have been duly authorized by all necessary corporate action, (c) require no action by or filing with any Tribunal (except any action or filing that has been taken or made on or before the Closing Date), (d) do not violate any provision of its charter or bylaws, and (e) do not violate any provision of Law applicable to it or any material agreement to which it is a party except violations that individually or collectively are not a Material Adverse Event.

     7.5 Binding Effect. Upon execution and delivery by all parties to it, each Loan Document will constitute a legal and binding obligation of each Restricted Company party to it, enforceable against it in accordance with that Loan Document's terms except as that enforceability may be limited by Debtor Laws and general principles of equity.

     7.6 Financials and Existing Debt. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the Companies' consolidated financial condition, results of operations, and cash flows as of, and for the portion of the fiscal year ending on their dates (subject only to normal year-end adjustments for interim statements). All material liabilities of the Companies as of those dates are reflected in those Current Financials or in the notes to them or have otherwise been disclosed to Lenders in writing. Except for transactions directly related to, specifically contemplated by, or expressly permitted by the Loan Documents (a) no material adverse changes have occurred in the Companies' consolidated financial condition from that shown in the Current Financials, and (b) no Company has incurred any material liability except Debt that is not prohibited by the Loan Documents.

     7.7 [Reserved]

     7.8 Solvency. On each Borrowing Date and the date any LC is issued, each Restricted Company is -- and after giving effect to the requested Borrowing or LC will be -- Solvent.

     7.9 Litigation. Except as disclosed on Schedule 7.9 and matters covered (subject to reasonable and customary deductible and retention) by insurance or indemnification agreements (a) no Restricted Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Restricted Company and, if so adversely determined, is a Material Adverse Event, and (b) no outstanding and unpaid judgments against any Restricted Company exist.

     7.10 Taxes. Except where not a Material Adverse Event (a) all Tax returns of each Restricted Company required to be filed have been filed (or extensions have been granted) before delinquency, and (b) all Taxes imposed upon each Restricted Company that are due and payable have been paid before delinquency except as being contested as permitted by Section 8.5.

     7.11 Environmental Matters. Except as disclosed on Schedule 7.11:

     (a) No consent or other approval of -- or declaration or other filing with -- any Tribunal is required under any Environmental Law in connection with any transaction contemplated by the Loan Documents.

     (b) Except where adequately covered by an Environmental Indemnity Agreement or where not a Material Adverse Event, none of the following are present at any Real Property (including, without limitation, the Leases and the Mineral Interests) of any Restricted Company in violation of any Environmental Law: (i) Any asbestos or asbestos-containing material; (ii) any underground or aboveground storage tank or tank system subject to regulation under any Environmental Law; or (iii) any electrical or other fixtures or equipment containing polychlorinated biphenyls.

     (c) Except where adequately covered by an Environmental Indemnity Agreement or where not a Material Adverse Event, no unreported Release of any Hazardous Substance has occurred at or in the vicinity to any Real Property (including, without limitation, the Leases and the Mineral Interests) (i) in a quantity that requires any report or other notice to any Tribunal under any Environmental Law or (ii) that has resulted or that threatens to result in the presence of any Hazardous Substance in the environment in a quantity, concentration, state, or other condition that exceeds any applicable standard for the protection of human health or the environment under any Environmental Law.

     (d) Except where not a Material Adverse Event, no Real Property (including, without limitation, the Leases and the Mineral Interests) has been used for the storage (other than short-term storage not requiring an Environmental Permit), treatment, or disposal of any Hazardous Substance in any amounts that are reasonably likely to result in any Environmental Liabilities or violation of any Environmental Law while owned or operated by any Company or any Predecessor.

     (e) Except where adequately covered by an Environmental Indemnity Agreement or where not a Material Adverse Event, no Restricted Company or Predecessor is -- or has received any notice from any Tribunal during the last five years that it is -- potentially liable for any removal, remediation, or other response costs under any Environmental Law as the result of the Release or threatened Release of any Hazardous Substance.

     (f) No Company knows of any material error or omission in any Environmental Report delivered to Agent or any Lender.

     7.12 Employee Plans. Except where not a Material Adverse Event (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), (b) no Company has incurred liability -- except for liabilities for premiums that have been paid or that are not past due -- under ERISA to the PBGC in connection with any Employee Plan,
(c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Company has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), (e) no "reportable event" (as defined in Section 4043 of ERISA) has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations, (f) no Company or Affiliate of any Company has any liability under or is subject to any Lien under ERISA or the Code to or on account of any employee benefit plan, program, scheme, or arrangement established or maintained by any Company or Affiliate of any Company or to which any Company or any Affiliate of any Company contributes or had an obligation to contribute, (g) each Employee Plan complies in all material respects, both in form and operation, with ERISA and the Code, and (h) no Multiemployer Plan is in reorganization within the meaning of (S) 418 of the Code.

     7.13 Properties: Liens. Each Restricted Company has indefeasible title to the Mortgaged Properties and all of its other property reflected on the Current Financials as being owned by it except for property that is obsolete or that has been disposed of in the ordinary course of business between the date of the Current Financials and the date of this agreement or, after the date of this agreement, as permitted by Section 9.10 or Section 9.11. No Lien exists on any property (including, without limitation, the Mortgaged Properties) of any Company except Permitted Liens. No Restricted Company is party or subject to any agreement, instrument, or order which in any way restricts any Restricted Company's ability to allow Liens to exist upon any of its assets except relating to Permitted Liens. The provisions of each Collateral Document are effective to create in favor of the Agent for the ratable benefit of the Lenders, a legal, valid and enforceable Lender Lien in all right, title and interest of the Restricted Companies in the Collateral described therein, which Lender Liens shall constitute fully perfected firstpriority Liens on all right, title and interest of the Restricted Companies in the Collateral described therein, subject only to Permitted Liens. No orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission or any other Tribunal exist which could result in the Restricted Companies being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Properties. No Restricted Company (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Properties at some future date without receiving full payment therefor at the time of delivery, and (b) has produced gas, in any material amount, subject to, and is, nor is any of the Mortgaged Properties, subject to balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which such Restricted Company has established monetary reserves adequate in an amount to satisfy such obligations and has segregated such reserves from other accounts.

     7.14 Government Regulations. No Restricted Company is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

     7.15 Transactions with Affiliates. Except for transactions with other Restricted Companies and as otherwise disclosed on Schedule 7.15, no Restricted Company is a party to a material transaction with any of its Affiliates except transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     7.16 Debt. No Restricted Company has any Debt except Permitted Debt.

     7.17 Leases. Except where not a Material Adverse Event (a) each Restricted Company enjoys peaceful and undisturbed possession of all leases necessary for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of those properties and assets, and (b) all material leases under which any Restricted Company is a lessee are in full force and effect, and no default -- or event that, with notice, time lapse, or both, would become a default -- exists. The leases which underlie or constitute part of the Mineral Interests (the "Leases") are in full force and effect, and no Restricted Company nor any other person has defaulted on any of its obligations thereunder so as to impair the value of such Leases.

     7.18 Labor Matters. Except where not a Material Adverse Event (a) no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages, or other concerted interruptions of operations that involve any employees employed at any time in connection with the business activities or operations at the Real Property exist, (b) hours worked by and payment made to the employees of any Restricted Company or any Predecessor have not been in violation of the Fair Labor Standards Act or any other applicable Laws pertaining to labor matters,
(c) all payments due from any Restricted Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books, (d) the business activities and operations of each Company are in compliance with OSHA and other applicable health and safety Laws.

     7.19 Intellectual Property. Except where not a Material Adverse Event (a) each Restricted Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this agreement, (b) each Restricted Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, and (c) no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Restricted Company exists.

     7.20 Full Disclosure. Each material fact or condition relating to the Loan Documents or any Restricted Company's financial condition, business, or property has been disclosed in writing to Agent. All information previously furnished to Agent by or at the direction of a Responsible Officer or the General Counsel of or the attorneys for Borrower in connection with the Loan Documents was -- and all information furnished to Agent in the future by or at the direction of a Responsible Officer or the General Counsel of or the attorneys for Borrower will be -- true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

     7.21 Estimated Oil and Gas Reserves. Borrower has heretofore delivered to Agent copies of all requested reports (prepared by independent consulting engineers), which have been obtained by the Restricted Companies and concern the estimated oil and gas reserves and future net revenues attributable to the Mineral Interests. The statements of fact contained in said reports with respect to the character and ownership of the Mineral Interests (including, without limitation, the revenue interest and working interest of the Restricted Companies stated therein) and the other factual data furnished by the Restricted Companies as a basis for the estimates set forth therein are true and correct and do not omit any material fact necessary to make said statements not misleading.

     7.22 Working Interest. The Restricted Companies own a "working interest" in each of the Mortgaged Properties which is not greater than the interest specified in the description of such property in the Collateral Documents, with the term "working interest", as used herein, meaning the right to explore for, drill and produce oil, gas or other minerals, whether such right is created by lease or otherwise, and being equivalent to the proportionate part of the cost of exploration, development and marketing of oil, gas and other minerals borne by the Restricted Companies with respect to each respective property.

     7.23 Net Revenue Interest. The Restricted Companies own a "net revenue interest" in each of the Mortgaged Properties which is not less than the interest specified in the description of such property in the Collateral Documents, with the term "net revenue interest", as used herein, meaning the proportionate share of the production of oil, gas or other minerals to which the Restricted Companies are entitled after deduction of all royalties, overriding royalties and other interests payable from or measured by production.

     7.24 Burdensome Contracts. No Restricted Company is a party to, or bound by, nor are any of the Mineral Interests or Mortgaged Properties subject to, any contract, agreement or other arrangement which would result in a Material Adverse Event.

     7.25 Regulatory Defects. As of the date hereof, Borrower has advised Agent, in writing, of all regulatory defects of which the Restricted Companies have been advised or have actual knowledge with respect to the ownership or operation of the Mortgaged Properties. No such regulatory defect results in a Material Adverse Event or affects the Restricted Companies intended operation of any of the Mineral Interests or the value of the sale of production therefrom.

     7.26 Agreements Affecting Mineral Interests. Borrower has advised Agent of, and delivered (to the extent requested by Agent) true and correct copies to Agent of, all material operating agreements, pooling or unitization agreements, sales or processing contracts, restrictions, preferential purchase right agreements, farm-out, drilling and/or development agreements, pipeline transportation agreements, gas purchase or other marketing agreements, Swap Agreements and other material agreements which pertain to the Mineral Interests, the operation thereof or the disposition of production attributable thereto.

     7.27 Locations of Business. Offices. The principal place of business and chief executive office of the each Restricted Company is located at the address of the Borrower, set forth next to its name on the signature pages hereof or at such other location as the Borrower may have, by proper written notice hereunder, advised the Agent and the Lenders, provided that such other location of the Borrower or other Restricted Company is within a state in which appropriate financing statements from the Borrower or other Restricted Company, as applicable, in favor of the Agent have been filed.

SECTION 8. AFFIRMATIVE COVENANTS. For so long as any Lender is committed to lend or issue LCs under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Agent and Lenders that, without first obtaining Agent's written notice of Determining Lenders' consent to the contrary:

     8.1 Certain Items Furnished. Borrower shall furnish or cause to be furnished, the following to each Lender:

     (a) Annual Financials, Etc. Promptly after preparation but no later than 120 days after the last day of each fiscal year of Goodrich, Financials showing the Companies' consolidated financial condition and results of operations as of, and for the year ended on, that last day, accompanied by (i) the opinion, without material qualification, of [KMPG] or other firm of nationally-recognized independent certified public accountants reasonably acceptable to Determining Lenders, based on an audit using generally accepted auditing standards, that the Financials were prepared in accordance with GAAP and present fairly, in all material respects, the Companies' consolidated financial condition and results of operations, and (ii) a Compliance Certificate.

     (b) Quarterly Financials, Etc. Promptly after preparation but no later than 45 days after the last day of each of the first three fiscal quarters of Goodrich each year, Financials showing the Companies' consolidated financial condition and results of operations for that fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter, accompanied by (i) a Compliance Certificate.

     (c) Reserve Report(s).

     (1) The Borrower shall deliver to the Agent and each Lender no later than March 1 of each year during the term of this agreement, engineering reports in form and substance acceptable to the Lenders prepared and certified by Coutret and Associates or such other nationallyrecognized or regionally-recognized independent consulting petroleum engineers acceptable to the Lenders setting forth (i) the proven producing, non-producing and undeveloped oil and gas reserves (separately classified as such) attributable to the Mineral Interests as of December 31 of the preceding year, (ii) the aggregate present value determined on the basis of stated pricing assumptions, of the future net income with respect to such Mineral Interests, discounted at a stated per annum discount rate, (iii) projections of the annual rate of production, gross income and net income with respect to such reserves, and (iv) information with respect to any "take or pay," "prepayment" and gas balancing liabilities of the Restricted Companies.

     (2) The Borrower shall deliver to the Agent and each Lender no later than September 1 of each year during the term of this agreement, a supplement to the most recent year-end Reserve Report, satisfactory to the Agent, prepared by or under the supervision of the chief petroleum engineer of the Borrower and containing an update through June 30 of such year of the information described in Subsection 8.1(c)(1)(i)-(iv) to reflect changes from the most recent year-end Reserve Report delivered pursuant to Subsection 8.1(c)(1).

     (3) Each of the reports provided pursuant to this Section shall be submitted to the Agent and each Lender together with a certificate of a Responsible Officer certifying that such report is true and correct in all material respects and stating the value of the Mortgaged Properties as a percentage of all Mineral Interests based on the information contained therein, and with additional data as the Agent or any Lender may reasonably request concerning pricing, quantities of production from the Mortgaged Properties, purchasers of production and engineering and geological data.

     (d) Production Information; Hedging Reports. Contemporaneously with the delivery of each Compliance Certificate pursuant to Section 8.1(a) and (b), a production and operations report for the relevant quarterly period in the form of Exhibit B hereto, and a detailed summary of the material terms of each Swap Agreement to which any Company is a party, in form and substance satisfactory to Agent, and including, without limitation, the term, notional amounts, fixed and floating prices and payors, credit support, and the current mark-to-market value of each transaction and accompanied by copies of all transaction confirmations, modifications or other documentation executed or delivered in connection therewith during such quarterly period, each duly completed and certified by a Responsible Officer.

     (e) Other Reports. Promptly after preparation and distribution, accurate and complete copies of all reports and other material communications about material financial matters or material corporate plans or projections by or for any Company for distribution to any Tribunal or any existing or potential creditor (i) including, without limitation, each Form 10-K, 10-Q, and S-8 filed with the Securities and Exchange Commission but (ii) excluding (A) credit, trade, and other reports prepared and distributed in the ordinary course of business, and (B) information otherwise furnished to Agent and Lenders under this agreement. Promptly upon Agent's request therefor, copies of (i) any statements or other reports describing reserves, future income or value attributable to any of the Mineral Interests and monthly production reports filed with the Minerals Management Service by the operator of any of the Mortgaged Properties; (ii) all material operating agreements, pooling or unitization agreements, sales or processing contracts, restrictions, preferential purchase right agreements, drilling and/or development agreements, pipeline transportation agreements and other material agreements which pertain to the Mineral Interests, the operation thereof or the disposition of production attributable thereto; and (iii) all reports, forms and other documents and data submitted by Borrower to the United States Department of the Interior Bureau of Land Management Minerals Management Service, the Louisiana Oil Conservation Commission, United States Department of Energy, United States Federal Energy Regulatory Commission, the Texas Railroad Commission or other Tribunal, concerning the operation of, drilling of wells on, sale of production from, or the prices received for the sale of production from, the Mineral Interests.

     (f) Employee Plans. As soon as possible and within 30 days after Borrower knows that any event which would constitute a reportable event under Section 4043(b) of Title IV of ERISA with respect to any Company's employee pension or other benefit plan subject to ERISA has occurred, or that the PBGC has instituted or will institute proceedings under ERISA to terminate that plan, deliver a certificate of a Responsible Officer of Borrower setting forth details as to that reportable event and the action which the Companies propose to take with respect to it, together with a copy of any notice of that reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute those proceedings or any notice to the PBGC that the plan is to be terminated, as the case may be. For all purposes of this section, Borrower is deemed to have all knowledge or knowledge of all facts attributable to the plan administrator under ERISA.

     (g) Other Notices. Promptly after Borrower has knowledge of, but in any event prior to five days after the occurrence of any of the following events, notice of (i) the existence and status of any Litigation that is reasonably likely to be adversely determined and, if determined adversely to any

Company, would be a Material Adverse Event, (ii) any change in any material fact or circumstance represented or wan-anted by any Company in any Loan Document,
(iii) a Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking, or propose to take or (iv) claims made against any Restricted Company by any Person in excess of $100,000, other than for accounts payable in the ordinary course of business.

     (h) Part B on Schedule 6. Promptly as they become available (subject to the other requirements of this agreement), the items, if any, described in Part B on
Schedule 6.

     (i) Other Information. Promptly when reasonably requested by Agent or any Lender, such information (not otherwise required to be furnished under this agreement) about any Company's business affairs, assets, and liabilities.

     8.2 Use of Credit. Borrower shall use LCs and the proceeds of Borrowings only for the purposes represented in this agreement.

     8.3 Books and Records. Each Company shall maintain books, records, and accounts necessary to prepare Financials in accordance with GAAP.

     8.4 Inspections. Upon reasonable request, each Company shall allow Agent or any Lender (or their respective Representatives) to inspect any of its properties, to review reports, files, and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with its other creditors, directors, officers, employees, or representatives from time to time, during reasonable business hours. Any reviews and investigations shall be limited to matters relevant to the present or future financial condition of the Companies and their compliance with -or ability to comply with - the Loan Documents.

     8.5 Taxes. Each Restricted Company shall promptly pay when due any and all Taxes except Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien has been and continues to be stayed.

     8.6 Payment of Obligation. Each Restricted Company shall promptly pay (or renew and extend) all of its material obligations as they become due (unless the obligations are being contested in good faith by appropriate proceedings).

     8.7 Expenses. Within five (5) Business Days of demand by Agent, Borrower shall pay (a) all costs, fees, and expenses paid or incurred by Agent incident to any Loan Document (including, without limitation, the reasonable fees and expenses of Agent's counsel in connection with the negotiation, preparation, delivery, and execution of the Loan Documents and any related amendment, waiver, or consent), (b) all other out-of-pocket costs and expenses paid or incurred by the Agent in connection with the normal, ongoing administration, of this agreement and the other Loan Documents, including, without limitation, independent insurance reviews, environmental assessments or third party engineering support, and (c) all reasonable costs and expenses incurred by Agent or any Lender in connection with the enforcement of the obligations of any Restricted Company under the Loan Documents or the exercise of any Rights under the Loan Documents (including, without limitation, reasonable allocated costs of inhouse counsel, other reasonable attorneys' fees, and court costs), all of which are part of the Obligation, bearing interest, if not paid when due at the Default Rate until paid.

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

     8.8 Maintenance of Existence. Assets, and Business. Each Restricted Company shall (a) except in connection with dispositions permitted under Section 9.10 and mergers and consolidations permitted under Section 9.11, maintain its corporate existence and good standing in its state of incorporation as of the Closing Date, and (b) (i) maintain its authority to transact business and good standing in all other states where required or necessary for its business, (ii) maintain all licenses, permits, and franchises (including, without limitation, Environmental Permits) necessary for its business, and (iii) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

     8.9 Insurance. Each Restricted Company shall, at its cost and expense, maintain with financially sound, responsible, and reputable insurance companies or associations -- or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates -- insurance concerning its properties and businesses against casualties, risks and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses. Each such policy of insurance shall name Agent as an additional insured and loss payee thereunder and shall be non-cancelable except upon thirty (30) days prior written notice to Agent.

     8.10 Environmental Matters. Each Restricted Company shall (a) operate and manage its businesses, processes, and other activities in compliance with all Environmental Laws, Environmental Permits, and Environmental Indemnity Agreements and in a manner to avoid incurring Environmental Liabilities, to prevent any Release of Hazardous Substances, and to minimize the risk of loss or damage in the event of any Release of Hazardous Substances, (b) keep each Environmental Indemnity Agreement in full force and effect according to its terms, take all steps that may be necessary or appropriate to timely assert and receive payment or all claims under it, and (to the extent that the material remediation or indemnity protections or benefits provided by it would be jeopardized) not consent to any modification or amendment of any Environmental Indemnity Agreement or waive, compromise, settle, or otherwise release or discharge any obligation or indemnity of any indemnitor or other obligor under it, and (c) continuously and diligently carry out such removal, remedial, or other response actions as may be necessary or appropriate (A) in respect of each matter (whether or not disclosed on Schedule 7.11) that constitutes non-compliance with any Environmental Law and (B) to prevent or minimize potential Environmental Liabilities from any of those matters (whether or not disclosed on Schedule 7.11) or any Release of Hazardous Substances.

     8.11 Subsidiaries. In respect of each applicable present and future Subsidiary of Goodrich (whether as a result of acquisition, creation, or otherwise), Borrower shall cause such Subsidiary to promptly and fully comply with Section 5 and its assets, capital stock or other equity securities to become subject to Lender Liens pursuant to the Collateral Documents.

     8.12 Indemnification.

     (a) BORROWER AND (PURSUANT TO ITS GUARANTY) EACH OTHER RESTRICTED COMPANY SHALL, JOINTLY AND SEVERALLY INDEMNIFY AGENT AND LENDERS AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES"), PROTECT AND DEFEND (WITH COUNSEL ACCEPTABLE TO DETERMINING LENDERS) AGAINST, HOLD THEM HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE THEM FOR ANY AND ALL LIABILITIES, OBLIGATION, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT), AND

DISBURSEMENTS OF ANY KIND OR NATURE (THE "INDEMNIFIED LIABILITIES") THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (I) ANY LOAN DOCUMENT, (II) ANY TRANSACTION CONTEMPLATED BY ANY LOAN DOCUMENT, (III) ANY COLLATERAL, (IV) ANY REAL PROPERTY (INCLUDING, WITHOUT LIMITATION, THE LEASES AND MINERAL INTERESTS) OR OIL AND GAS PROPERTY, (V) ANY ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY COMPANY, PREDECESSOR, COLLATERAL, REAL PROPERTY (INCLUDING, WITHOUT LIMITATION, THE LEASES AND MINERAL INTERESTS) OIL AND GAS PROPERTY, OR ANY ACT, OMISSION, STATUS, OWNERSHIP, OR OTHER RELATIONSHIP, CONDITION, OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER, OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY LOAN DOCUMENT, OR (VI) ANY INDEMNIFIED PARTY'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.

     (b) THE FOREGOING PROVISIONS (I) ARE NOT LIMITED IN AMOUNT, EVEN IF THAT AMOUNT EXCEEDS THE AMOUNT OF THE OBLIGATION, (II) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS OR EXPENSES OF LITIGATION OR OF PREPARING FOR LITIGATION, DAMAGES OR INJURY TO PERSONS, PROPERTY, OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LAW, PUNITIVE DAMAGES, FINES, AND OTHER PENALTIES, AND LOSS OF VALUE OF ANY REAL PROPERTY OR COLLATERAL, (III) ARE NOT AFFECTED BY ANY ACT OR OMISSION OF ANY TRIBUNAL OR OTHER THIRD PARTY, OR THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (IV) ARE NOT AFFECTED BY ANY INDEMNIFIED PARTY'S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING, OR WAIVER.

     (c) However, no Indemnified Party has the right to be indemnified under the Loan Documents for its own fraud, gross negligence, or willful misconduct.

     (d) The provisions of and undertakings and indemnification in this section survive the foreclosure of any Lender Lien or any transfer in lieu of that foreclosure, the sale or other transfer of any Collateral or real property to any Person, the satisfaction of the obligation, the termination of the Loan Documents, and the release of any or all Lender Liens.

     8.13 Operations and Properties. Each Company will act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments. Each Company will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business, including without limitation all wells and equipment necessary or useful in the operation of the Mineral Interests.

     8.14 Leases. Each Company will pay and discharge promptly, or cause to be paid and discharged promptly, all rentals, delay rentals, royalties, overriding royalties, payments out of production and other indebtedness or obligations accruing under, and perform or cause to be performed each and every act, matter or thing required by each and all of, the Leases and all other agreements and contracts constituting or affecting the Mineral Interests, and do all other things necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder, and operate or cause to be operated such properties in a diligent, careful and efficient manner and in compliance with all applicable proration and conservation laws and all applicable rules and regulations of every Tribunal, whether state, federal, municipal or other jurisdiction, from time to time constituted to regulate the development and operations of oil and gas properties and the production and sale of oil, gas and other hydrocarbons therefrom.

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

     8.15 Development and Maintenance. Each Company will explore, develop and maintain (or cause to be explored, developed and maintained) the Leases, wells, units and acreage to which the Mineral Interests pertain in a prudent manner, and as may be reasonably necessary for the prudent and economical operation of (and in an effort to maximize the production capacity of and ultimate recovery of hydrocarbons from) such Leases, wells, units and acreage.

     8.16 Maintenance of Liens. Each Company shall perform all such acts and execute all such documents as Agent may reasonably request in order to enable Agent to report, file and record every instrument that Agent may deem necessary in order to perfect and maintain the Lender Liens in the Mortgaged Properties and otherwise to preserve and protect the rights of the Agent and the Lenders in and to the Collateral.

SECTION 9. NEGATIVE COVENANTS. For so long as any Lender is committed to lend or issue LCs under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Agent and Lenders that, without first obtaining Agent's written notice of Determining Lenders' consent to the contrary:

     9.1 Payroll Taxes. No Company may use any proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

     9.2 Debt. No Restricted Company may:

     (a) Have any Debt except Permitted Debt.

     (b) Pay or cause to be paid any principal of, or any interest on, any of its Debt except (i) the Obligation, and (ii) scheduled payments (but not prepayments) on any of its other Permitted Debt if no Default or Potential Default exists.

     9.3 Letters of Credit. No Restricted Company may have issued for its account - or otherwise become obligated for any reimbursement obligations for -- any letter of credit except LCs.

     9.4 Liens. No Restricted Company may (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets except Permitted Liens or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Restricted Company from creating or incurring any Lien on any of its assets except the Loan Documents.

     9.5 Employee Plans. No Restricted Company may permit any of the events or circumstances described in Section 7.12 to exist or occur.

     9.6 Transactions with Affiliates. No Restricted Company may enter into any material transaction with any of its Affiliates except (a) those described on
Schedule 7.15, (b) transactions between one or more Restricted Companies, (c) transactions permitted under Section 9.8, and (d) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     9.7 Compliance with Laws and Documents. No Restricted Company may (a) violate the provisions of any Laws (including, without limitation, Environmental
Laws) applicable to it or of any material agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material Adverse Event, (b) violate in any material respect any provision of its charter or bylaws, or (c) repeal, replace, or amend any provision of its charter or bylaws if that action would be a Material Adverse Event.

     9.8 Loans. Advances, and Investments. No Restricted Company may make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stocks or other securities or evidences of Debt of, or interests in, any other Person except those described on Schedule 9.8.

     9.9 Distributions. No Restricted Company may declare, make, or pay any Distribution except Distributions paid in the form of additional common stock, and distributions to any other Restricted Company; provided, however, that so long as no Potential Default or Borrowing Base Deficiency exists or would result therefrom, Goodrich may pay regularly scheduled dividends, in cash, on the Existing Preferred Stock.

     9.10 Disposition of Assets. No Restricted Company may sell, assign, lease, transfer, or otherwise dispose of any of its assets except (a) sales and dispositions of oil and gas production in the ordinary course of business for a fair and adequate consideration, (b) sales of assets which are obsolete or are no longer in use and which are not significant to the continuation of that Restricted Company's business, (c) sales and dispositions from any Restricted Company to any other Restricted Company, (d) dispositions of equipment where substantially similar equipment has been or is being acquired, (e) dispositions of other assets for an aggregate consideration not to exceed, in any fiscal year, $2,500,000.00, provided, however, that if any Borrowing Base Deficiency exists at the time of such disposition, 100% of the proceeds therefrom shall be applied to reduce the Principal Debt.

     9.11 Mergers. Consolidations, and Dissolutions. No Restricted Company may merge or consolidate with any other Person or dissolve except:

     (a) if no Default or Potential Default exists or will exist as a result of it, any merger or consolidation between Restricted Companies (so long as, if Borrower is involved, it is the survivor); and

     (b) dissolution of any Subsidiary of a Restricted Company if substantially all of its assets have been conveyed to any Restricted Company.

     9.12 Assignment. No Restricted Company may assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

     9.13 Fiscal Year and Accounting Methods. No Restricted Company may change its fiscal year for accounting purposes or any material aspect of its method of accounting except (i) for changes which do not affect, change or alter the calculation of any of the financial or accounting terms (or any component thereof) described in any of the financial covenants provided in Section 10 of this agreement, or (ii) to conform any new Subsidiary's accounting methods to Goodrich's accounting methods.

     9.14 New Businesses. No Restricted Company may engage in any business except the businesses in which it is presently engaged and any other reasonably related business.

     9.15 Government Relations. No Restricted Company may conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

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

     9.16 Strict Compliance. No Restricted Company may indirectly do anything that it may not directly do under any covenant in any Loan Document.

     9.17 Alteration of Material Agreements. No Restricted Company will consent to or permit any material alterations, amendments, modifications, releases, waivers or terminations of any material agreement to which it is a party.

     9.18 Operating Agreements. No Restricted Company shall enter into any operating agreement or material amendment of any existing operating agreement after the date hereof covering any of the Mortgaged Properties, except for those containing terms and provisions customary in the industry consistent with past practice and with respect to which prompt written notice thereof is given to Agent.

     9.19 Burdensome Contracts. No Restricted Company shall enter into, become bound by, or subject the Mortgaged Properties to any contract or agreement which is burdensome on any Restricted Company or materially and adversely affects the operation of the Mortgaged Properties.

     9.20 Hedging. Borrower will not, and Borrower will not permit any other Restricted Company to, enter into Swap Agreements which would cause the volume of (a) (i) the aggregate notional volume of oil which is subject thereto at any time to exceed seventy-five percent (75%) of the Restricted Companies' anticipated production of oil from proved, developed producing reserves during the entire term (which shall not exceed three (3) years) thereof, and (ii) the notional volume of oil with respect to which a settlement is required on a particular settlement date under such Swap Agreement to exceed seventy-five percent (75%) of the Restricted Companies' anticipated production of oil from proved, developed producing reserves for the period (a "Settlement Period") from the immediately preceding settlement date thereunder (or the commencement thereof in the event there is no prior settlement date) to such settlement date, and (b) (i) the aggregate notional volume of gas which is subject thereto at any time to exceed seventy-five percent (75%) of the Restricted Companies' anticipated production of gas from proved, developed production reserves during the entire term (which shall not exceed three (3) years thereof, and (ii) the notional volume of gas with respect to which a settlement is required on a particular settlement date thereunder to exceed seventy-five percent (75%) of the Restricted Companies' anticipated production of gas from proved, developed reserves for any Settlement Period.

SECTION 10. FINANCIAL COVENANTS. For so long as any Lender is committed to lend or issue LCs under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Agent and Lenders that, without first obtaining Agent's written notice of Determining Lenders' consent to the contrary, it may not directly or indirectly permit:

     10.1 Current Ratio. The ratio -- determined as of the last day of each fiscal quarter of Goodrich, commencing with the quarter ending December 31, 2001 -- of the Companies' consolidated current assets to current liabilities to ever be less than 1.00 to 1.00.

     10.2 Interest Coverage. The ratio -- determined as of the last day of each fiscal quarter of Goodrich for the four (4) consecutive fiscal quarters then ended, commencing with the quarter ending December 31, 2001 -- of the Companies' EBITDAX to Interest Expense to ever be less than 3.00 to 1.00:

     10.3 Tangible-Net Worth. The Companies' Tangible-Net Worth -- determined as of the last day of each fiscal quarter of Goodrich, commencing with the quarter ending December 31, 2001 -- to ever be less than the sum of (a) $40,000,000 plus
(b) 50% of the Companies' cumulative Net Income (without deduction for losses) after June 30, 2001, plus (c) 100% of the net (i.e., gross less usual and customary underwriting, placement, and other related costs and expenses) proceeds of the issuance of any equity securities by Goodrich after the date of this agreement.

SECTION 11. DEFAULT. The term "Default" means the occurrence of any one or more of the following:

     11.1 Payment of Obligation. Borrower's failure or refusal to pay (a) principal of any Note or any LC Exposure or any part thereof on or before the date due or (b) any other part of the Obligation on or before one Business Day after the date due.

     11.2 Covenants. Any Company's failure or refusal to punctually and properly perform, observe, and comply with any covenant (other than covenants to pay the Obligation) applicable to it:

     (a) In Sections 8.1(f), 8.2 or 9; or

     (b) In any other provision of any Loan Document, and that failure or refusal continues for fifteen (15) days after the earlier of either any Company knowing of it or any Company is notified of it by Agent or any Lender.

     11.3 Debtor Relief. Any Restricted Company (a) is not Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law - except as a creditor or claimant - that could suspend or otherwise adversely affect the Rights of Agent or any Lender granted in the Loan Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).

     11.4 Judgments and Attachments. Where the amounts in controversy or of any judgments, as the case may be, exceed -- from and after the Closing Date and individually or collectively for all of the Restricted Companies -$1,000,000, the Restricted Companies fail (a) to have discharged, within 60 days after its commencement, any attachment, sequestration, or similar proceeding against any assets of any Restricted Company or (b) to pay any money judgment against any Restricted Company within ten days before the date on which any Restricted Company's assets may be lawfully sold to satisfy that judgment.

     11.5 Government Action. Where the fair value of the assets involved exceed -- from and after the Closing Date and individually or collectively for all of the Restricted Companies -- $1,000,000, (a) a final non-appealable order is issued by any Tribunal (including, but not limited to, the United States Justice Department) seeking to cause any Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Tribunal condemns, seizes, or otherwise appropriates, or takes custody or control of all or any substantial portion of any Restricted Company's assets.

     11.6 Misrepresentation. Any representation or warranty made by any Company in any Loan Document at any time proves to have been materially incorrect when made.

     11.7 Change of Control. Any Change of Control occurs.

     11.8 Other Funded Debt. In respect of any Funded Debt (other than the Obligation) (a) any Restricted Company fails to make any payment when due beyond any applicable grace or cure period, or (b) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to cause or to permit any holder of that Funded Debt to cause -- whether or not it elects to cause -- any of that Funded Debt to become due before its stated maturity or regularly scheduled payment dates, or (c) any of that Funded Debt is declared to be due and payable or required to be prepaid by any Restricted Company before its stated maturity.

     11.9 SEC Reporting Requirements. Any Restricted Company fails to comply with any applicable reporting requirements of the Securities Exchange Act of 1934, as amended, for which the failure to report would constitute a Material Adverse Event.

     11.10 Validity and Enforceability. Once executed, this agreement, any Note, any LC Agreement, any Guaranty, any Collateral Document ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested in writing by any Restricted Company party to it or any Restricted Company party to it denies in writing that it has any further liability or obligations under it except in accordance with that document's express provisions or as the appropriate parties under Section 14.8 below may otherwise agree in writing.

     11.11 LCs. Agent is served with, or becomes subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC and either (a) a drawing has occurred under the LC, and Borrower has refused to reimburse the Issuing Lender for payment, or
(b) the expiration date of the LC has occurred, but the Right of the beneficiary to draw under the LC has been extended past the expiration date in connection with the pendency of the related court action or proceeding, and Borrower has failed to deposit with Agent cash collateral in an amount equal to the Issuing Lender's maximum exposure under the LC.

SECTION 12. RIGHTS AND REMEDIES.

     12.1 Remedies Upon Default.

     (a) Debtor Relief. If a Default exists under Section 11.3, the commitment to extend credit under this agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever.

     (b) Other Defaults. If any Default exists, subject to the terms of Section 13.5(b), Agent may (with the consent of, and must, upon the request of, Determining Lenders), do any one or more of the following: (i) If the maturity of the Obligation has not already been accelerated under Section 12.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this agreement; (iii) reduce any claim to judgment; (iv) demand payment of an amount equal to the LC Exposure then existing and retain as collateral for the LC Exposure any amounts received from any Company, from any property of any Company, through offset, or otherwise; and (v) exercise any and all other legal or equitable Rights afforded by the Loan Documents, by applicable Laws, or in equity.

     (c) Offset. If a Default exists, to the extent permitted by applicable Law, each Lender may exercise the Rights of offset and banker's lien against each and every account and other property, or any interest therein, which any Restricted Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed to that Lender.

     (d) Production Proceeds. Notify any and all purchasers of production and take all other actions specified in Section 5.3 of this agreement.

     12.2 Company Waivers. To the extent .permitted by Law, Borrower and (pursuant to its Guaranty) each other Restricted Company waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

     12.3 Performance by Agent. If any Company's covenant, duty, or agreement is not performed in accordance with the terms of the Loan Documents, Agent may, while a Default exists, at its option (but subject to the approval of Determining Lenders), perform or attempt to perform that covenant, duty, or agreement on behalf of that Company (and any amount expended by Agent in its performance or attempted performance is payable by the Companies, jointly and severally, to Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Agent's expenditure until paid). However, Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any Company's covenants, duties, or agreements.

     12.4 Not in Control. Nothing in any Loan Documents gives or may be deemed to give to Agent or any Lender the Right to exercise control over any Company's Real Property (including, without limitation, the Leases and the Mineral Interests), other assets, affairs, or management or to preclude or interfere with any Company's compliance with any Law or require any act or omission by any Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality or substantiality qualifier of any representation, warranty, covenant, agreement, or other provision of any Loan Document is included for credit documentation purposes only and does not imply or be deemed to mean that Agent or any Lender acquiesces in any non-compliance by any Company with any Law, document, or otherwise or does not expect the Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, compliance, closure, or other activities required or appropriate in accordance with all Environmental Laws. Agent's and Lenders' power is limited to the Rights provided in the Loan Documents. All of those Rights exist solely -- and may be exercised in manner calculated by Agent or Lenders in their respective good faith business judgment - to preserve and protect the Collateral and to assure payment and performance of the Obligation.

     12.5 Course of Dealing. The acceptance by Agent or Lenders of any partial payment on the Obligation is not a waiver of any Default then existing. No waiver by Agent, Determining Lenders, or Lenders of any Default is a waiver of any other then-existing or subsequent Default. No delay or omission by Agent, Determining Lenders, or Lenders in exercising any Right under the Loan Documents impairs that Right or is a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Documents or otherwise.

     12.6 Cumulative Rights. All Rights available to Agent, Determining Lenders, and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Agent, Determining Lenders, and Lenders at law or in equity, whether or not the Obligation are due and payable and whether or not Agent, Determining Lenders, or Lenders have instituted .any suit for collection, foreclosure, or other action in connection with the Loan Documents.

     12.7 Application of Proceeds. Any and all proceeds ever received by Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to Section 3.

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

     12.8 Certain Proceedings. Borrower shall promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Agent or Determining Lenders reasonably request in connection with the obtaining of any consent, approval, registration (other than securities Law registrations), qualification, permit, license, or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because Borrower agrees that Agent's and Determining Lenders' remedies at Law for failure of Borrower to comply with the provisions of this section would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this section may be specifically enforced.

     12.9 Expenditures by Lenders. Any sums spent by Agent or any Lender in the exercise of any Right under any Loan Document is payable by the Companies to Agent within five Business Days after demand, becomes part of the Obligation, and bears interest at the Default Rate from the date spent until the date repaid.

     12.10 Diminution in Value of Collateral. Neither Agent nor any Lender has any liability or responsibility whatsoever for any diminution in or loss of value of any collateral now or in the future securing payment or performance of any of the Obligation (other than diminution in or loss of value caused by its own gross negligence or willful misconduct).

SECTION 13. AGENT AND LENDERS.

     13.1 Agent.

     (a) Appointment. Each Lender appoints Agent (and Agent accepts appointment) as its nominee and agent, in its name and on its behalf. (i) To act as its nominee and on its behalf in and under all Loan Documents; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral for the benefit of Lenders; (vi) to promptly distribute to it all material information, requests, documents, and items received from Borrower under the Loan Documents;
(vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Document or applicable Law.

     (b) Successor. Agent may voluntarily resign as the Agent hereunder upon thirty (30) days notice to Borrower and the Lenders. If the initial or any successor Agent ever resigns, then Determining Lenders shall (which, if no Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld) appoint the successor Agent from among Lenders (other than the resigning Agent). If Determining Lenders fail to appoint a successor Agent within thirty (30) days after the resigning Agent has given notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the Rights of the prior Agent, and the prior Agent is discharged from its duties and obligations of Agent under the Loan Documents (but, when used in connection with LCs issued and outstanding before the appointment of the successor Agent, "Agent" shall continue to refer solely to the prior Agent -- but, any LCs issued or renewed after the appointment of any successor Agent shall be issued or renewed by the successor Agent), and each Lender shall execute the documents that any Lender, the resigning Agent, or the successor Agent reasonably request to reflect the change. After any Agent's resignation as Agent under the Loan Documents, the provisions of this section inure to its benefit as to any actions taken or not taken by it while it was Agent under the Loan Documents.

     (c) Rights as Lender. Agent, in its capacity as a Lender, has the same Rights under the Loan Documents as any other Lender and may exercise those Rights as if it were not acting as Agent. The term "Lender", unless the context otherwise indicates, includes Agent. Agent's resignation does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Agent is not a fiduciary for Lenders or for Borrower but is simply acting in the capacity described in this agreement to alleviate administrative burdens for Borrower and Lenders, that Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth in the Loan Documents, and that Agent in its capacity as a Lender has the same Rights as any other Lender.

     (d) Other Activities. Agent or any Lender may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, neither Agent nor any Lender is responsible to account to the other Lenders for those other activities, and no Lender shall have any interest in any other Lender's activities, any present or future guaranties by or for the account of Borrower that are not contemplated by or included in the Loan Documents, any present or future offset exercised by Agent or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Agent's or any other Lender's possession or control that may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Agent or any Lender to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Documents).

     13.2 Expenses. Each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent (while acting in such capacity) in connection with any of the Loan Documents if Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Pro Rata Part of any reimbursement that it makes to Agent if Agent is subsequently reimbursed from other sources.

     13.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Part of the Obligation).

     13.4 Delegation of Duties: Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives. Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and

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

shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or that Lender (but nothing in this clause (a) permits Agent to rely on (i) oral statements if a writing is required by this agreement or (ii) any other writing if a specific writing is required by this agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until, written notice of the assignment or transfer is given to and received by Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

     13.5 Limitation of Agent's Liability.

     (a) Exculpation. Neither Agent nor any of its Representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Agent nor any of its representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (but nothing in this agreement negates the obligation of Agent to account for funds received by it for the account of any Lender).

     (b) Indemnity. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent may not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Agent requests instructions from Lenders, or Determining Lenders, as the case may be, with respect to any act or action in connection with any Loan Document, Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Agent as a result of Agent's acting or refraining from acting under this agreement in accordance with instructions of Determining Lenders.

     (c) Reliance. Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document (except by Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by Agent) or furnished thereunder or in connection therewith,
(iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. EACH LENDER AGREES TO INDEMNIFY AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S COMMITMENT PERCENTAGE OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE

EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN DOCUMENTS IF AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

     13.6 Default. While a Default exists, Lenders agree to promptly confer in order that Determining Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders. Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from Determining Lenders. In actions with respect to any Company's property, Agent is acting for the ratable benefit of each Lender.

     13.7 Collateral Matters.

     (a) Each Lender authorizes and directs Agent to enter into the Loan Documents for the Lender Liens and agrees that any action taken by Agent concerning any Collateral (with the consent or at the request of Determining Lenders) in accordance with any Loan Document, that Agent's exercise (with the consent or at the request of Determining Lenders) of powers concerning the Collateral in any Loan Document, and that all other reasonably incidental powers are authorized and binding upon all Lenders.

     (b) Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Default or Potential Default, to take any action with respect to any Collateral or Loan Documents related to Collateral that may be necessary to perfect and maintain perfected the Lender Liens upon the Collateral.

     (c) Except to use the same standard of care that it ordinarily uses for collateral for its sole benefit, Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected, or insured or has been encumbered or that the Lender Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority.

     (d) Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Loan Documents as it normally and customarily exercises in respect of similar collateral and security documents.

     (e) Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lender Lien upon any Collateral (i) upon full payment of the Obligation, (ii) constituting property being disposed of as permitted under any Loan Document, (iii) constituting property in which no Company owned any interest at the time the Lender Lien was granted or at any time after that,
(iv) constituting property leased to any Company under a lease that has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and that has not been, and is not intended by that Company to be, renewed, (v) consisting of an instrument evidencing Debt pledged to Agent (for the benefit of Lenders), if the underlying Debt has been paid in full, or
(vi) if approved, authorized, or ratified in writing by Lenders. Upon request by Agent at any time, Lenders shall confirm in writing Agent's authority to release particular types or items of Collateral under this clause (e).

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

     13.8 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

     13.9 Relationship of Lenders. The Loan Documents do not create a partnership or joint venture among Agent and Lenders or among Lenders.

     13.10 Benefits of Agreement. None of the provisions of this section inure to the benefit of any Company or any other Person except Agent and Lenders. Therefore, no Company or any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense -- in any manner whatsoever -- the failure of Agent or any Lender to comply with these provisions.

SECTION 14. MISCELLANEOUS.

     14.1 Nonbusiness Days. Any payment or action that is due under any Loan Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a LIBOR-Rate Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

     14.2 Communications. Unless otherwise specifically provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, communication must be in writing (which may be by telex or fax) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answer back is received, (b) if by fax, when transmitted to the appropriate fax number (and all communications sent by fax must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the fax shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this agreement, the address (and fax number) for Borrower and Agent is stated beside their respective signatures to this agreement and for each Lender is stated beside its name on Schedule 2.

     14.3 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under this agreement must be satisfactory to Agent and its counsel.

     14.4 Exceptions to Covenants. No Company may take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Document if that action or omission would result in the breach of any other covenant contained in any Loan Document.

     14.5 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents survive all closings under the Loan Documents and, except as otherwise indicated, are not affected by any investigation made by any party.

     14.6 Governing Law. Unless otherwise stated in any Loan Document, the laws of the State of Texas and of the United States of America govern the Rights and duties of the parties to the Loan Documents and the validity, construction, enforcement, and interpretation of the Loan Documents.

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

     14.7 Invalid Provisions. Any provision in any Loan Document held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Agent, Lenders, and each Company party to the affected Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

     14.8 Amendments. Consents, Conflicts, and Waivers.

     (a) Determining Lenders. Unless otherwise specifically provided (i) the provisions of this agreement may be amended, modified, or waived, only by an instrument in writing executed by Borrower, Agent, and Determining Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this agreement, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver that has been approved by Determining Lenders and Borrower.

     (b) All Lenders. Any amendment to or consent or waiver under this agreement or any Loan Document that purports to accomplish any of the following must be by an instrument in writing executed by Borrower and Agent and executed (or approved, as the case may be) by each Lender: (i) Extends the due date or decreases the amount of any scheduled payment or amortization of the Obligation beyond the date specified in the Loan Documents; (ii) decreases any rate or amount of interest, fees, or other sums payable to Agent or Lenders under this agreement (except such reductions as are contemplated by this agreement); (iii) changes the definition of "Commitment," "Commitment Percentage," "Determining Lenders," and "Pro Rata Part" or the definition of "Borrowing Base" (iv) increases any one or more Lender's Commitment; (v) waives compliance with, amends, or fully or partially releases -except as expressly provided by the Loan Documents or when a Company merges into another Person or dissolves when specifically permitted in the Loan Documents -- any Guaranty or Collateral; (vi) changes the requirement that any increase of the Borrowing Base be approved and consented to by all of the Lenders; or (vii) changes this clause (b) or any other matter specifically requiring the consent of all Lenders under this agreement.

     (c) Agency Fees. Any amendment or consent or waiver with respect to fees payable solely to Agent under a separate letter agreement must be executed in writing only by Agent and Borrower.

     (d) Conflicts. Any conflict or ambiguity between the terms and provisions of this agreement and terms and provisions in any other Loan Document is controlled by the terms and provisions of this agreement.

     (e) Waivers. No course of dealing or any failure or delay by Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Agent or any Lender under this agreement operates as a waiver thereof. A waiver must be in writing and signed by Agent and Lenders (or Determining Lenders, if permitted under this agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

     14.9 Multiple Counterparts. Any Loan Document may be executed in a number of identical counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument

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

     14.10 Parties.

     (a) Parties Bound. Each Loan Document binds and inures to the parties to it, any intended beneficiary of it, and each of their respective successors and permitted assigns. No Company may assign or transfer any Rights or obligations under any Loan Document without first obtaining all Lenders' consent, and any purported assignment or transfer without Lenders' consent is void. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by clauses (b) or (c) below.

     (b) Participations. Any Lender may (subject to the provisions of this section, in accordance with applicable Law, in the ordinary course of its business, and at any time) sell to one or more Persons (each a "Participant") participating interests in its portion of the Obligation. The selling Lender remains a "Lender" under the Loan Documents, the Participant does not become a "Lender" under the Loan Documents, and the selling Lender's obligations under the Loan Documents remain unchanged. The selling Lender remains solely responsible for the performance of its obligations and remains the holder of its share of the Principal Debt for all purposes under the Loan Documents. Borrower and Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Loan Documents, and each Lender must retain the sole right and responsibility to enforce due obligations of the Companies. Participants have no Rights under the Loan Documents except as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of Section 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under Section 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Loan Document except as to matters in Section 14.8(b)(i) and (ii).

     (c) Assignments. Each Lender may make assignments to the Federal Reserve Bank. Each Lender may also assign to one or more assignees (each an "Assignee") all or any part of its Rights and obligations under the Loan Documents so long as (i) the assignor Lender and Assignee execute and deliver to Agent and Borrower for their consent and acceptance (that may not be unreasonably withheld in any instance and is not required if the Assignee is an Affiliate of the assigning Lender, and the consent of Borrower is also not required at any time after the occurrence and during the continuance of any Default or Potential Default) an assignment and assumption agreement in substantially the form of Exhibit F (an "Assignment") and pay to Agent a processing fee of $3,500, (ii) the assignment must be for a minimum total Commitment of $5,000,000 and the assigning Lender (if not assigning its entire Commitment) must retain a minimum total Commitment of $5,000,000, and (iii) the conditions for that assignment set forth in the applicable Assignment are satisfied. The Effective Date in each Assignment must (unless a shorter period is agreeable to Borrower and Agent) be at least five Business Days after it is executed and delivered by the assignor Lender and the Assignee to Agent and Borrower for acceptance. Once that Assignment is accepted by Agent and Borrower, and subject to all of the following occurring, then, on and after the Effective Date stated in it (i) the Assignee automatically becomes a party to this agreement and, to the extent provided in that Assignment, has the Rights and obligations of a Lender under the Loan Documents, (ii) the assignor Lender, to the extent provided in that Assignment, is released from its obligations to fund Borrowings under this agreement and its reimbursement obligations under this agreement and, in the case of an Assignment covering all of the remaining portion of the assignor Lender's Rights and obligations under the Loan Documents, that Lender ceases to be a party to the Loan Documents, (iii) Borrower shall execute and deliver to the assignor Lender and the Assignee the appropriate Notes in accordance with this agreement following the transfer, (iv) upon delivery of the Notes under clause (iii) preceding, the assignor Lender shall return to Borrower all Notes previously delivered to that Lender under this agreement, and (v) Schedule 2 is automatically deemed to be amended to reflect the name, address, telecopy number, and Commitment of the Assignee and the remaining Commitment (if any) of the assignor Lender, and Agent shall prepare and circulate to Borrower and Lenders an amended Schedule 2 reflecting those changes.

     14.11 VENUE, SERVICE OF PROCESS, AND JURY TRIAL. BORROWER AND (PURSUANT TO ITS GUARANTY) EACH RESTRICTED COMPANY, IN EACH CASE FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN TEXAS, (B) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOT OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY LOAN DOCUMENT AND THE OBLIGATION BROUGHT IN THE COURTS OF THE STATE OF TEXAS, OR IN THE UNITED STATES COURTS LOCATED IN THE SOUTHERN DISTRICT OF TEXAS, (C) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES OF THAT PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND DELIVERY, OR BY DELIVERY BY A NATIONALLY-RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS FOR PURPOSES OF THIS AGREEMENT, (E) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS, AND (F) WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUR OF ANY LOAN DOCUMENT. THE SCOPE OF EACH OF THE FOREGOING WAIVERS IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND (PURSUANT TO ITS GUARANTY) EACH OTHER RESTRICTED COMPANY ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT AGENT AND EACH LENDER HAS ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT, AND THAT AGENT AND EACH LENDER WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. BORROWER AND (PURSUANT TO ITS GUARANTY) EACH OTHER RESTRICTED COMPANY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY AGREES TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THE WAIVERS IN THIS SECTION ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS APPLY TO ANY FUTURE RENEWALS, EXTENSIONS, AMENDMENTS, MODIFICATIONS, OR REPLACEMENTS IN RESPECT OF THE APPLICABLE LOAN DOCUMENT. IN CONNECTION WITH ANY LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14.12 ENTIRETY. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, LENDERS, AND AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                    REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.

     EXECUTED as of the date first stated above.



Address for notices:                    Goodrich Petroleum Company L.L.C.

815 Walker Street                       By: /s/ Robert C. Turnham, Jr.
Houston, TX 77002                          -----------------------------------
Attention: Mr. Robert C. Turnham        Name:  Robert C. Turnham, Jr.
Fax: 713-780-9254                       Title: Executive Vice President and
                                               Chief Operating Officer


                                        BNP Paribas, as Agent and a Lender

1200 Smith Street, Suite 3100           By: /s/ Betsy Jocher
Houston, Texas 77002                       ------------------------------------
Attention: Brian M. Malone              Name: Betsy Jocher
Fax: 713-659-6915                            ----------------------------------
                                        Title: Vice President
                                              ---------------------------------


                                        By: /s/ Larry Robinson
                                           ------------------------------------
                                        Name: Larry Robinson
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------


                     [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   SCHEDULE 2

                            LENDERS AND COMMITMENTS

                   Lender                 Commitment             Commitment
                                          Percentage
--------------------------------------------------------------------------------
BNP Paribas                                  100%               $50,000,000.00

Address: 1200 Smith Street, Suite 3100
         Houston, Texas 77002





                                                                      Schedule 2

                                  SCHEDULE 6

                               CLOSING DOCUMENTS

        Unless otherwise specified, all dated either the Closing Date or a date no earlier than 30 days before the Closing Date (a "Current Date").

PART A. BY CLOSING DATE
-----------------------

Responsible
Party

H&B 1.    (a) Assignment of Notes, Documents and Liens (the "Assignment")
              executed by Prior Agent and Prior Lenders in favor of Agent, for the benefit of the Lenders, for filing in the following offices:

          FILING OFFICE                 FILE DATE    FILE NUMBER
          -------------------------------------------------------
          Calcasieu Parish, LA
          Cameron Parish, LA
          Jefferson Parish, LA
          Lafourche Parish, LA
          Ouachita Parish, LA
          Plaquemines Parish, LA
          St. Landry Parish, LA
          Terreboone Parish, LA
          Webster Parish, LA
          Borden County, TX
          Cherokee County, TX
          Dawson County, TX
          Hemphill County, TX
          Howard County, TX
          Limestone County, TX
          Nueces County, TX
          San Patricio County, TX
          Shelby County, TX
          Smith County, TX
          Wharton County, TX

          (b) All original notes evidencing the Existing Indebtedness, endorsed to Agent.

H&B 2. Credit Agreement (the "Credit Agreement") dated as of the Closing Date, between Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company ("Borrower"), certain Lenders, and BNP Paribas, as Agent -- the defined terms in which have the same meanings when used in this schedule -- to which must be attached:

                Schedule 2       -       Lenders and Commitments
                Schedule 6       -       Closing Documents
                Schedule 7.3     -       Companies and Names
                Schedule 7.9     -       Litigation
                Schedule 7.11    -       Environmental Matters
                Schedule 7.15    -       Affiliate Transactions


                                                             SCHEDULE 6 - PAGE 1

             Schedule 9.2    -     Permitted Debt
             Schedule 9.4    -     Permitted Liens
             Schedule 9.8    -     Permitted Loans, Advances, and Investments
             Exhibit A       -     Revolving Note
             Exhibit B       -     Form of Production Report
             Exhibit C-1     -     Borrowing Request
             Exhibit C-2     -     Conversion Notice
             Exhibit C-3     -     LC Request
             Exhibit C-4     -     Compliance Certificate
             Exhibit D       -     Opinion of Counsel to Companies
             Exhibit E       -     Assignment and Assumption Agreement

H&B 3. Note dated the Closing Date, executed by Borrower, substantially in the form of Exhibit A to the Credit Agreement, one each payable to a Lender in the stated principal amount beside its name below:

         BNP Paribas                                         $50,000,000.00


H&B 4. Guaranty Agreement dated the Closing Date in favor of Agent and the Lenders, executed by the following Restricted Companies:

         Goodrich Petroleum Corporation
         Goodrich Petroleum Company - Lafitte, L.L.C.

H&B 5.   (a) Restated Mortgage, Security Agreement, Financing Statement and
             Assignment of Production (the "Amended Louisiana Mortgage") dated as of the Closing Date, executed by certain Restricted Companies, in Agent's favor, creating, ratifying and reaffirming the Lender Liens in the Mortgaged Properties located in Louisiana described in the Compass Assignment that are included as Collateral, and in form and substance satisfactory to Agent for filing in the following offices:

                COMPANY                    FILING OFFICE         FILE      FILE
                                                                 DATE     NUMBER
             -------------------------------------------------------------------
             Goodrich Petroleum Company,   Calcasieu Parish, LA
             L.L.C.                        Cameron Parish, LA
                                           Jefferson Parish, LA
                                           Lafourche Parish, LA
                                           Ouachita Parish, LA
                                           Plaquemines Parish, LA
                                           St. Landry Parish, LA
                                           Terreboone Parish, LA
                                           Webster Parish, LA

             Goodrich Petroleum Company -  Jefferson Parish, LA
             Lafitte, L.L.C.

         (b) UCC-1 Financing Statements covering the personal property Collateral included in the Amended Louisiana Mortgage reflecting certain Restricted Companies as

                                                             SCHEDULE 6 - PAGE 2
            debtors and Agent as secured party, in form and substance satisfactory to Agent, for filing with the following filing offices:

                COMPANY                      FILING OFFICE      FILE       FILE
                                                                DATE      NUMBER
            --------------------------------------------------------------------
            Goodrich Petroleum Company,
            L.L.C.                      Plaquemines Parish, LA
            Goodrich Petroleum Company
            - Lafitte, L.L.C.           Jefferson Parish, LA

H&B 6.  (a) Restated Mortgage, Deed of Trust, Security Agreement, Financing
            Statement and Assignment of Production (the "AMENDED TEXAS MORTGAGE"), dated as of the Closing Date, executed by the Borrower, in Agent's favor, creating, ratifying and reaffirming the Lender Liens in the Mortgaged Properties located in Texas described in the Compass Assignment that are included as Collateral, and in form and substance satisfactory to Agent for filing in the following offices:

                COMPANY                      FILING OFFICE      FILE       FILE
                                                                DATE      NUMBER
            --------------------------------------------------------------------
            Goodrich Petroleum Company,   Borden County, TX
            L.L.C.                        Cherokee County, TX
                                          Dawson County, TX
                                          Hemphill County, TX
                                          Howard County, TX
                                          Limestone County, TX
                                          Nueces County, TX
                                          San Patricio County, TX
                                          Shelby County, TX
                                          Smith County, TX
                                          Wharton County, TX


        (b) UCC-1 Financing Statement covering the personal property Collateral included in the Amended Texas Mortgage reflecting Borrower as debtor and Agent as secured party, in form and substance satisfactory to Agent, for filing with the following filing offices:

                COMPANY                      FILING OFFICE      FILE       FILE
                                                                DATE      NUMBER
            --------------------------------------------------------------------
            Goodrich Petroleum
            Company, L.L.C.             Plaquemines, Parish, LA

H&B 7. General Security Agreements (the "Security Agreements") dated as of the Closing Date, executed by each of the Restricted Companies in favor of Agent and granting to Agent, for the benefit of the Lenders, Lender Liens on the personal property described therein.

H&B 8. UCC-1 Financing Statements covering the Collateral included in the Security Agreements, reflecting each of the Restricted Companies, as debtors and Agent, as

                                                             SCHEDULE 6 - PAGE 3
          secured party, in form and substance satisfactory to Agent, for filing with the following offices:

                COMPANY                  FILING OFFICE          FILE       FILE
                                                                DATE      NUMBER
          ----------------------------------------------------------------------
          Goodrich Petroleum
          Corporation                Secretary of State, Delaware

          Goodrich Petroleum
          Company, L.L.C.            Plaquemines Parish, LA

          Goodrich Petroleum
          Company - Lafitte, L.L.C.  Jefferson Parish, LA

H&B 9. ASSIGNMENTS OF FINANCING STATEMENTS from Prior Agent to Agent as requested by Agent.

B'er 10.  ENVIRONMENTAL REPORTS acceptable to Agent.

B'er 11. COPIES OF all documents described on Schedule 7.9 to the Credit Agreement.

B'er 12. COPIES OF all environmental indemnity agreements, risk management and insurance policies.

B'er 13. COPIES OF all documents described on Schedule 7.15 to the Credit Agreement.

B'er 14. COPIES OF title opinions, reports, in form and substance satisfactory to Agent, for the Mortgaged Properties.

B'er 15.  BORROWING REQUEST for the initial Borrowing.

B'er 16.  ENGINEERING REPORT dated as of September 1, 2001.

B'er 17.  COMPLIANCE CERTIFICATE dated as of the Closing Date.

B'er 18. EVIDENCE acceptable to Agent that the Existing Indebtedness has been paid in full or is being paid in full with the funding of the initial Borrowing.

B'er 19. EVIDENCE acceptable to Agent that all existing letters of credit, if any, issued for the account of Borrower and any other Restricted Company under the Prior Credit Agreement have been or are on the Closing Date being replaced and superseded by LCs under the Credit Agreement.

B'er 20. EVIDENCE acceptable to Agent of the payment of all fees under Section 4 of the Credit Agreement due on the Closing Date.

HP&W 21. CORPORATE CHARTER for each Restricted Company certified as of a Current Date, by the filing officer indicated below:

                                                             SCHEDULE 6 - PAGE 4

                        COMPANY                        JURISDICTION
          ----------------------------------------------------------------------
          Goodrich Petroleum Company, L.L.C.     SECRETARY OF STATE, LOUISIANA
          Goodrich Petroleum Corporation         SECRETARY OF STATE, DELAWARE
          Goodrich Petroleum Company - Lafitte,
          L.L.C.                                 SECRETARY OF STATE, LOUISIANA

HP&W 22. OFFICERS' CERTIFICATE for the following Restricted Companies dated as of the Closing Date, executed by its President or Vice President and Secretary or any Assistant Secretary as to resolutions of its directors or managers authorizing the Credit Agreement and the transactions contemplated in it and the execution and delivery of the Loan Documents to which it is a party, the incumbency of its officers, its Bylaws or operating agreement, and its corporate charter or articles or organization:

                (a) Goodrich Petroleum Corporation
                (b) Goodrich Petroleum Company, L.L.C.
                (c) Goodrich Petroleum Company - Lafitte, L.L.C.

HP&W 23. CERTIFICATES OF EXISTENCE, AUTHORITY, AND GOOD STANDING OR SIMILAR STATUS for the following entities and jurisdictions as of the following dates:

                COMPANY                  JURISDICTION              DATE/COMMENTS
          ----------------------------------------------------------------------
          Goodrich Petroleum
          Corporation                   Secretary of State, Delaware

          Goodrich Petroleum Company,   Secretary of State, Texas
          L.L.C.                        Secretary of State, Louisiana

          Goodrich Petroleum Company
          - Lafitte, L.L.C.             Secretary of State, Louisiana

HP&W 24. OPINION dated as of the Closing Date, from HP&W counsel to the Companies, addressed to Agent and Lenders, and substantially covering all of the matters described on of Exhibit D to the Credit Agreement.

H&B  25   Fee Letter Agreement described in Section 4.2 of the Credit Agreement, executed by Borrower and Agent.

H&B 26. Letter(s) in Lieu of Transfer Orders to purchasers of production, executed by Borrower in favor of Agent.

B'er 27 UCC search results, in form and substance satisfactory to Agent, for the Borrower, as debtor, from each of the filing offices listed in (5) and (6) above.

     28.  Such other documents and items as Agent may reasonably request.

                                                             SCHEDULE 6 - PAGE 5

PART B. WITHIN 30 DAYS AFTER CLOSING DATE
-----------------------------------------

1. Evidence satisfactory to the Agent that the following Louisiana state tax liens have been released of record and the Company shall have no further liability with respect thereto:

    (a) Notice of State Tax Assessment and Lien against Goodrich Petroleum, as Debtor, in favor of State of Louisiana, as Creditor, dated May 16, 2001, filed June 7, 2001 under MOB 260, Folio 433, Entry Number 270681.

    (b) Notice of State Tax Assessment and Lien against Goodrich Petroleum, as Debtor, in favor of State of Louisiana, as Creditor, dated May 16, 2001, filed June 8, 2001 under MOB 317, Folio 1022, Entry Number 168.

    (c) Notice of State Tax Assessment and Lien against Goodrich Petroleum Co., as Debtor, in favor of State of Louisiana, as Creditor, dated May 16, 2001, filed June 8, 2001 under MOB 317, Folio 1023, Entry Number 169.

2. Evidence satisfactory to the Agent that the Act of Mortgage, Pledge, Assignment of Production and Security Agreement effective as of September 23, 1999 by Goodrich Petroleum Company-Lafitte, L.L.C., as Mortgagor, to Hambrecht & Quist Guaranty Finance, L.L.C., as Noteholder Agent, as Mortgagee has been released of record and the Company shall have no further liability with respect thereto.

                                                             Schedule 6 - Page 6

                                 SCHEDULE 7.3
                                 ------------


                              COMPANIES AND NAMES
                              -------------------


Company                      Restricted   Incorporated/   Qualified    Other Names       Name     Outstanding     Shareholders/
                              (Yes/No)      Organized       to do        Used in        Change       Capital         Members
                                                           Business       Past 5       in Last 4     Stock
                                                                           Years        Months
------------------------------------------------------------------------------------------------------------------------------------
Goodrich Petroleum
 Corporation                    Yes       Delaware        Louisiana      None            None     17,773,060          Various
                                                            Texas                                    Common           (public)

                                                                                                    791,968
                                                                                                   Preferred
                                                                                                    Series A

Goodrich Petroleum Company,
 L.L.C.                         Yes       Louisiana         Texas        Goodrich        None      1,000,000 units     Goodrich
                                                           Michigan      Petroleum                  of Series A        Petroleum
                                                                         Company of                 Common Unit       Corporation
                                                                         Louisiana
                                                                         (Nevada
                                                                         corporation)

                                                                        GPC, Inc. of
                                                                        Louisiana
                                                                        (Nevada
                                                                        corporation)

Goodrich Petroleum Company
 -Lafitte, L.L.C.               Yes       Louisiana        None           None           None      1,000,000           Goodrich
                                                                                                      units           Petroleum
                                                                                                    of Series A         Company,
                                                                                                    Common Unit          L.L.C.

Drilling & Workover,Inc.        No          Louisiana      None           None           None           100%            Goodrich
                                                                                                                       Petroleum
                                                                                                                        Company,
                                                                                                                         L.L.C.

LECE, Inc.                      No          Texas          None           None           None           100%            Goodrich
                                                                                                                        Petroleum
                                                                                                                         Company,
                                                                                                                         L.L.C.

BKWC Limited Partnership        No          Delaware       None           None           None           Not             Various
                                                                                                      applicable      (LECE, Inc.,
                                                                                                                        is the
                                                                                                                        general
                                                                                                                        partner)

                                                                    Schedule 7.3

                                 SCHEDULE 7.9

                                  LITIGATION

1. OGTI, Inc. and Katco, Inc. v. Coastal Oil and Gas, et al., No. 93-14243, Civil District Court, Division B, Orleans Parish, Louisiana.

     OGTI/Katco seek damages from a number of defendants, including a subsidiary of the Company, in an undetermined amount for environmental cleanup costs related to naturally occurring radioactive materials (NORMS) associated with drill pipe which was disposed of by OGTI/Katco on behalf of the defendants. This action has been settled in principal and settlement documents are being finalized for execution. The Company's share of the cash settlement amount is $46,400.00. In addition, the Company will pay its share of the cost to remediate the OGTI/Katco site (Company's share estimated to be approximately $28,000. It is anticipated that the settlement will be concluded and the case dismissed by the end of November, 2001.

2.   Gulf Coast Vacuum Services Superfund Site.

     This is an action by the U.S. Environmental Protection Agency (EPA) seeking to recover from potentially responsible parties the costs required to clean up "hazardous substances" at an oil field waste disposal site in the State of Louisiana. Total cleanup costs have been estimated to be $15.4 million using a bioremediation method and $38 million if an incineration method is used. Pursuant to a consent decree, the Company has agreed to pay 3.09% of the costs expended up to $16.4 million, 1.94% of the costs expended from $16.4 million to $23 million, and 1.37% of the costs expended in excess of $23 million. The Company continues to pay its share of such costs as assessments are issued.

3.   Monterey Pipeline Company.

     By letter dated May 10, 1988, from the Federal Energy Regulatory Commission
     (FERC), the Company was advised of a potential refund obligation owed to Monterey Pipeline Company in the total amount of $111,999.22, including principal and interest. The Company contested the claim and commenced discussions with Monterey for a resolution of the claim. Monterey failed to respond to the Company's proposals and no action has occurred with respect to the claim since December, 1990.

4. Leroy Mier vs. Ace Transport, Inc. et al., No. 96-12908, Civil District Court for the Parish of Orleans, Section F.

     Leroy Mier was a truck driver for Ace Transport, and others, and claims that he was exposed to NORM contamination from the early 1970's through March, 1992. Mier has developed nonHodgkins lymphoma and has sued approximately 40 defendants, including Hawthorne Oil & Gas Corp., a predecessor of American National Petroleum Company, which in turn is a predecessor of Goodrich Petroleum Company of Louisiana. Early discovery has revealed that Mier's only contact with Hawthorne was related to the collection of saltwater from a Hawthorne wellsite in February, 1992, less than 30 days prior to Mier's diagnosis of lymphoma. The Company intends to vigorously defend this action and is in the process of evaluating possible insurance coverage for this claim. Given the multiplicity of other defendants, the apparent de minimis contact with Hawthorne and the fact that such contact was very late in the exposure period, our impression

                                                           SCHEDULE 7.9 - PAGE 1
     reaction is that the Company's potential for exposure is quite small. This matter is still in the discovery stage, and management intends to defend this matter vigorously.

5. Ena Thibodeaux Broussard et al. vs. LLOG Exploration Co., No 69189, Fifteenth Judicial District Court, Vermilion Parish, Louisiana.

     This action was commenced by Broussard et al. against LLOG Exploration. The plaintiffs claim to be owners of unleased interests in the Siph 3 RA SU A Unit in the Tigre Lagoon Field, Vermilion Parish, Louisiana. The plaintiffs claim that they have received no payment for their share of production from the unit well and that they have not been provided with any drilling or completion cost data. The plaintiffs sued LLOG as the current operator of the unit. In response, LLOG filed a third party demand against Goodrich Petroleum Company of Louisiana and against Unit Petroleum Company, claiming that Goodrich's predecessor, American National Petroleum Company, and Unit Petroleum were prior operators of the well in question, and that, if LLOG has any liability to the plaintiffs, Goodrich and Unit Petroleum are liable to LLOG. There has been no activity on this case since November, 1997. Given the inactivity on this case, we have not evaluated this matter from the standpoint of liability or the potential exposure for damages. In the event this case is re-activated, management will defend it vigorously.

6. Richard Golden King vs. The Board of Commissioners of the Orleans Levee District et al., No. 37-085, 25th Judicial District Court, Plaquemines Parish, Louisiana.

     The plaintiff, King, filed suit against the Orleans Levee District, Patrick Petroleum Corporation of Michigan (a predecessor of Goodrich), Chevron Oil Company and Bass Oil Company, claiming to be the owner of royalty interests underlying the Bohemia Spillway in Plaquemines Parish, Louisiana. King contends that, between the period from January 1, 1985 through February and April, 1992, royalties were paid to the Orleans Levee District that should have been paid to him, and the petition seeks recovery of those royalties. The suit was originally filed in February, 1993, but King did not serve any of the defendants until February and March, 1998. Goodrich filed an exception of prematurity, contending that it was entitled to notice of the claim prior to the commencement of the lawsuit. This case has been dormant since July, 1998. Management intends to defend this action vigorously.

7. Harrison Lands, L.L.C. et al. vs. Goodrich Petroleum Company of Louisiana, No. 84767, 17th Judicial District Court, Lafourche Parish, Louisiana.

     In January, 1998, Goodrich acquired a natural gas pipeline from Southern Natural Gas Company, in the Lake Enfermer area of Lafourche Parish, Louisiana, and commenced flowing gas through the pipeline in July, 1998. The plaintiffs are owners of portions of the land through which the pipeline is situated, and have claimed that the servitude agreements for the pipeline have expired. Accordingly, the plaintiffs claim that Goodrich has no right to the continued use and operation of the pipeline. Goodrich contends that the servitude agreements have not expired and that it has the right to continue to use and operate the pipeline. This case is in the discovery stage and no trial date has been set, at this time. Management intends to vigorously defend its rights to the pipeline.

8. Alonzo Fuller, Sr. et al. vs. Exxon Corporation et al., No. 99-0774-RV-S, United States District Court, Southern District of Alabama, Southern Division.

     This action was filed on August 19, 1999, in state court in Clarke County, Alabama and then removed to federal court, as indicated in the caption above. The plaintiffs in this action purport to

                                                          SCHEDULE 7.9 - PAGE 2
     represent the heirs and assigns of the lessors under a 1949 mineral lease to Humble Oil and Refining Company. The plaintiffs seek to establish a class action on behalf of themselves and the other owners of mineral interests under the lease. The plaintiffs claim that the lease covers 46.5 acres of land, but that the various defendants have paid royalties to the lessors as though the lease covers only 15.5 acres. The defendants are purportedly the parties who operated various wells affecting the lease. The plaintiffs' claims are quite old and it is anticipated that the statute of limitations has run. The case is currently in the discovery stage, and management intends to defend this action vigorously.

9. Goodrich Petroleum Corporation, Goodrich Petroleum Company L.L.C. and Goodrich Petroleum Company-Lafitte, L.L.C. vs. Stone Energy Corporation No. 2000-06437, in the 125th Judicial District Court, Harris County, Texas.

     This action was commenced by the Company and its subsidiaries on February 8, 2000. This action arises out of a May 20, 1999 letter agreement between Goodrich Petroleum Corporation (the "Company") and Goodrich Petroleum Company, L.L.C. ("Goodrich-Louisiana"), on the one hand, and Stone Energy Corporation, on the other. The interests of the Company and Goodrich-Louisiana were later transferred to Goodrich Petroleum Company-Lafitte, L.L.C. ("Goodrich-Lafitte"). The Letter Agreement represents the agreement between the parties to jointly acquire the Lafitte Field from Texaco Exploration and Production, Inc. ("Texaco"), with Stone owning a 51% interest and Goodrich-Lafitte owning a 49% interest, and to jointly develop that field. The Company and its subsidiaries allege that Stone fraudulently induced the execution of the Letter Agreement in that Stone's actions indicate that Stone has never intended to share the benefits of the field with Goodrich-Lafitte. The suit further alleges that Stone breached various contractual and other obligations by failing to provide to Goodrich-Lafitte its 49% undivided interest in 3-D Seismic data acquired by the parties from Texaco. Finally, the suit alleges that Stone has tortiously interfered with the Company's relationship with Texaco and has published false and defamatory statements regarding the Company and its subsidiaries. In the suit, the Company and its subsidiaries seek the rescission of the May 20, 1999 Letter Agreement, restoring the Company to full ownership of the Lafitte Field, compensatory and punitive damages, and specific performance of Stone's obligations regarding the 3-D seismic data. Counsel of record for the Company and its subsidiaries is Richard P. Keeton, Mayor, Day, Caldwell & Keeton, 700 Louisiana, Suite 1900, Houston, Texas 77002,
     (713) 225-7000.

10. Armelise Planting Company vs. BP Amoco Corporation et al., No. 25826, 23rd Judicial District Court, Assumption Parish, Louisiana.

     This suit was filed against Patrick Petroleum Corporation (a predecessor of the Company) and sixty-four other defendants who allegedly participated in oil and gas activities on the plaintiff's property over a period of time spanning sixty years. The plaintiff alleges that the activities of the defendants damaged its property and caused other related injuries. The plaintiff seeks an undisclosed sum in ordinary damages, punitive damages, the cost to restore the property, and the diminution of the property's value. Discovery has just commenced in this case and management intends to defend it vigorously.

11.  Taylor Energy Company

     Taylor Energy Company has made a request that the Company participate in the defense of an action entitled "Mary Michael Martin Morrill vs. Shell Oil Company et al., No. 25212, 23rd Judicial District Court, St. James Parish, Louisiana. The Company is not a party to this action.

                                                           SCHEDULE 7.9 - PAGE 3

The substance of the claim in that action is that the prior operators of oil and gas activities on the lands belonging to the plaintiffs failed to properly clean and restore the premises. During the period from 1982 to 1989, American National Petroleum Company ("ANPC," a predecessor of the Company) owned a one-half interest in the subject field, with Taylor Energy owning the other one-half interest. In 1989, ANPC conveyed its interest in the field to Taylor Energy and, in that conveyance, ANPC assumed responsibility for the condition of the properties. Accordingly, the Company does not believe that it has any responsibility or liability for Taylor Energy's request. At this point, the Company has rejected Taylor Energy's request, and there has been no further communication from Taylor Energy.

                                                           SCHEDULE 7.9 - PAGE 4

                                 SCHEDULE 7.11
                             ENVIRONMENTAL MATTERS
                                     NONE.

                                                                   Schedule 7.11

                                 SCHEDULE 7.15

                            AFFILIATE TRANSACTIONS

                                     NONE.

                                                                   Schedule 7.15

                                 SCHEDULE 9.2

                                PERMITTED DEBT

1. The following existing Debt of the Restricted Companies, other than the Existing Indebtedness, together with all renewals and extensions but not principal increases of the following:

     a. Production Payments due to Texaco Exploration and Production, Inc. in connection with the Companies' acquisition of the interest in the Lafitte Field, Jefferson Parish, Louisiana.

     b. Accrued abandonment costs related to the Companies' activities in the Burrwood-West Delta Field and the Lafitte Field in Louisiana.

2.   The Obligation.

3.   Debt owed to other Restricted Companies.

4.   Debt arising under Swap Agreements permitted pursuant to Section 9.20.

5. Trade payables, accrued taxes and other liabilities that do not constitute Funded Debt and that are not past due.

6. Endorsements of negotiable instruments in the ordinary course of business, and guarantees by any Restricted Company of any other Restricted Company's Permitted Debt.

7. In addition to the above, purchase-money Debt and capital-lease obligations incurred by any Restricted Company to acquire assets that never exceed, in the aggregate, $500,000.00 outstanding for all of the Restricted Companies; provided that no such Debt shall exceed 75% of the fair market value of the assets being so acquired or leased at the time such Debt is incurred.

                                                                    SCHEDULE 9.2

9.   Liens that secure any of the Permitted Debt described as Item 7 on Schedule
     9.2 so long as those Liens never cover any assets except the assets acquired with that Permitted Debt and do not cover any other Collateral.

10. Liens of operators and non-operators under joint operating agreements arising in the ordinary course of the business of the Restricted Companies to secure amounts owing, which amounts are not yet due or are being contested in good faith.

11. Liens under production sales agreements, division orders, operating agreements and other agreements customary in the oil and gas business for processing, producing and selling hydrocarbons.

                                                           SCHEDULE 9.4 - PAGE 2

                                 SCHEDULE 9.4

                                PERMITTED LIENS

1. The following existing Liens on assets of the Restricted Companies, together with all renewals and extensions but not principal increases of the following:

     None.

2.   Lender Liens.

3. Any interest or title of a lessor in assets being leased under an operating lease that does not constitute Debt.

4. Pledges or deposits -- that may not cover any Collateral except cash proceeds of Collateral arising in the ordinary course of business -- made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs.

5. Good-faith pledges or deposits -- that may not cover any Collateral except cash proceeds of Collateral arising in the ordinary course of business --
     (a) for 10% or less (or more if for the purchase of equipment) of the amounts due under -- and made to secure -- any Restricted Company's performance of bids, tenders, contracts (except for the repayment of borrowed money), or leases, or (b) made to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds benefiting any Restricted Company in the ordinary course of its business.

6. Zoning, easements, rights of way and similar restrictions on the use of real property that do not materially impair the use of the real property and that are not violated by existing or proposed structures or land use.

7. If no Lien has been filed in any jurisdiction or agreed to, (a) claims and Liens for Taxes not yet due and payable, (b) mechanic's Liens and materialman's Liens for services or materials for which payment is not yet due and payable, and (c) landlord's Liens for rental not yet due and payable.

8. The following -- if the validity or amount is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP has been made, levy and execution continue to be stayed, they do not individually or collectively detract materially from the value of the property of the Person in question or materially impair the use of that property in the operation of its business, and (other than ad valorem Tax Liens given statutory priority) they are subordinate to the Lender Liens to the extent that they cover any Collateral: (a) Claims and Liens for Taxes due and payable; (b) claims and Liens upon, and minor defects of title to, real or personal property, including any attachment of personal or real property or other legal process before adjudication of a dispute on the merits, which are customarily accepted in the oil and gas financing industry; (c) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and (d) adverse judgments or orders on appeal for the payment of money.

                                                           SCHEDULE 9.4 - PAGE 1

                                 SCHEDULE 9.8

                  PERMITTED LOANS, ADVANCES, AND INVESTMENTS

1. The following (i.e., "Government Securities") if due within one year after issuance: (a) Readily marketable direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America; and (b) readily marketable obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

2. Readily marketable direct obligations of any state of United States of America given on the date of such investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case due within one year from the making of the investment.

3. Certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any (a) Lender or (b) bank incorporated under the Laws of the United States of America or any of its states and given on the date of the investment a short-term certificate of deposit credit rating of at least P-2 by Moody's Investors Service, Inc., or A-2 by Standard & Poor's Corporation, in each case due within one year after the date of the making of the investment.

4. Certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of the investment a short-term certificate of deposit credit rating of a least P-2 by Moody's Investors Service, Inc., or A-2 by Standard & Poor's Corporation, in each case due within on year after the date of the making of the investment.

5. Repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934 having on the date of the investment capital of at least $100,000,000, due within 30 days after the date of the making of the investment, so long as the maker of the investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in the Government Securities as soon as practicable after the making of the investment.

6. Readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in Items 3 and 4 above given on the date of the investment a credit rating of at least P-1 by Moody's Investors Service, Inc., or A-1 by Standard & Poor's Corporation, in each case due within 90 days after the date of the making of the investment.

7. "Money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any of its states given on the date of the investment a credit rating of at least Aa by Moody's Investors Services, Inc., and AA by Standard & Poor's Corporation, in each case having an investment period not exceeding 50 days, so long as (a) the amount of all the

                                                           SCHEDULE 9.8 - PAGE 3
     investments issued by the same issuer does not exceed $10,000,000 and (b) the aggregate amount of all the investments does not exceed $50,000,000.

8. A readily redeemable "money market mutual fund" sponsored by a bank described in Items 3 or 4 above, or a registered broker or dealer described in Item 5 above, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in Items 1 through 7 above and having on the date of those investment total assets of at least $1,000,000,000.

9. Loans or advances to any Restricted Companies' directors, officers, and employees made in the ordinary course of business that never exceed a total of $250,000.00 in the aggregate outstanding for all such loans and advances.

10. Loans or advances to or investments in Restricted Companies (provided that all such loans and advances are evidenced by a promissory note subject to Lender Liens pursuant to the Collateral Documents).

11. Other investments disclosed in writing to Agent that never exceed a total of $500,000.00 in the aggregate outstanding at any time.

                                                           SCHEDULE 9.8 - PAGE 4

                                   EXHIBIT A
                                 REVOLVING NOTE

$____________                                                   __________, 200_

    FOR VALUE RECEIVED, Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company ("Maker") promises to pay to the order of __________, ________ ("Payee"), that portion of the principal amount of $_______ that may from time to time be disbursed and outstanding under this note, together with interest.

    This note is a "Note" under the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of _____________, 2001, between Maker as Borrower, Payee, certain other "Lenders," and BNP Paribas, as "Agent" for Lenders. All of the terms defined in the Credit Agreement have the same meanings when used--unless otherwise defined--in this Note.

    This Note incorporates by reference the principal and interest payment terms in the Credit Agreement for this Note, including, without limitation, the final maturity date for this Note, which is the Termination Date. Principal and interest are payable to the holder of this Note through Agent at its offices at 1200 Smith Street, Suite 3100, Houston, Texas 77002, or at any other address of which Agent may notify Maker in writing.

    This Note also incorporates by reference all other provisions in the Credit Agreement applicable to this Note--such as provisions for disbursement of principal, applicable-interest rates before and after Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorney's fees, court costs, and other costs of collection, certain waivers by Maker and other obligors, assurances and security, choice of New York and United States federal law, usury savings, and other matters applicable to Loan Documents under the Credit Agreement.

    This Note is given by Maker in extension, renewal and modification of, and not in novation or discharge of, the obligations and indebtedness evidenced by those certain Promissory Notes dated January 31, 2001, executed by Maker and payable to the order of Prior Lenders in the original aggregate principal amount of $30,000,000, such promissory notes, among other things, having been assigned from Prior Lenders to Agent for the benefit of the Lenders pursuant to that certain Assignment of Notes, Documents and Liens dated November 9, 2001, executed by Prior Agent and Prior Lenders, as assignor in favor of Agent.

                             Goodrich Petroleum Company, L.L.C., as
                             Maker

                             By: ___________________________________________
                             Name: _________________________________________
                             Title: ________________________________________

                                                                       EXHIBIT A

                                   EXHIBIT B
                           FORM OF PRODUCTION REPORT
                           -------------------------

Section 1:  Total Company Most Recent Six-Month Operations Statistics

                            Month:
--------------------------------------------------------------------------------
        Production Sales Volumes
                Oil (Bbls)
                Gas (MMcf)
                NGLs (Bbls)

        Average Realized Prices
                Oil ($/Bbl)
                Gas ($Mcf)
                NGLs ($Bbl)

           Total Sales ($000)
           Total LOE ($000)
           Total Capex ($000)


Section 2:  Discussion of Significant Production Variances

Section 3: Discussion of Significant Operating Expenditures or Significant Changes in Total Operating Expenses

Section 4:  Discussion of Significant Capital Expenditures

                                      -1-                             Exhibit B

Section 5: Significant Lease or Well Production Statistics (for each lease or well comprising over 5% of total production)

Property:


                              Month:
--------------------------------------------------------------------------------
        Production Sales Volumes

                Oil (Bbls)
                Gas (MMcf)
                NGLs (Bbls)
                Water (Bbls)
                FTP (PSI)

        Production Sales Volumes
                Oil (Bbls)
                Gas (MMcf)
                NGLs (Bbls)
                Water (Bbls)
                FTP (PSI)

        Prepared:                       By:____________________________

                                        Name: _________________________

                                        Title: ________________________

                                        Date: _________________________

                               -2-                               Exhibit B

                                  EXHIBIT C-1

                               BORROWING REQUEST

AGENT:   BNP Paribas                                      DATE:___________, 200_

BORROWER: Goodrich Petroleum Company, L.L.C.

--------------------------------------------------------------------------------

    This notice is delivered under Section 22(a) of the Credit Agreement (as renewed, extended, and amended, the "Credit Agreement") dated as of November 9, 2001, between Borrower, Agent, and certain lenders. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this request.

    Borrower requests a Borrowing under the Credit Agreement as follows:

    Borrowing Date(1)                                             , 200_
    Amount of Borrowing(2)                                $   __________
    Type of Borrowing(3)
    For LIBOR-Rate Borrowing, the Interest Period(4)              months

    Borrower certifies that on the above Borrowing Date -- after giving effect to the requested Borrowing -- (a) all of the representations and warranties in the Loan Documents will be true and correct in all material respects and (b) no Material Adverse Event, Default, or Potential Default will exist.

                             Goodrich Petroleum Company, L.L.C., as Borrower

                             By:______________________________________________
                             (Name)___________________________________________
                             (Title)__________________________________________





___________________
     (1) Business Day of request for Base-Rate Borrowing or at least third Business Day after request for LIBOR-Rate Borrowing.
     (2) Not less than $500,000 or a $100,000 greater multiple if a Base-Rate Borrowing, and not less than $1,000,000 or a $500,000 greater multiple if a LIBOR-Rate Borrowing.
     (3) LIBOR-Rate Borrowing or Base-Rate Borrowing.
     (4) 1, 2, 3, or 6 months.

                                                                     EXHIBIT C-1

                                  EXHIBIT C-2

                             NOTICE OF CONVERSION

AGENT:         BNP Paribas                              DATE:___________, 200_

BORROWER:      Goodrich Petroleum Company, L.L.C.

        This notice is delivered under Section 3.10 of the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement'") dated as of November 9, 2001, between Borrower, Agent, and certain lenders. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this notice.

        Borrower presently has a______________/ Borrowing (the "Existing Borrowing") under the Revolving Facility in the amount of $_____________ -- which, if a Libor-Rate Borrowing, has an Interest Period of _____________/ ending on _________________. On _______________ (the "Conversion Date"),
Borrower shall partially pay, continue in full or part as the same Type of Borrowing, or convert in full or part to another Type of Borrowing and -- if applicable --with the Interest Period(d) designated below [check applicable boxes]:

        [ ] Amount to be paid, if any, $__________

        [ ] Balance to be in the following Types of Borrowings with -- if applicable -- the following Interest Period(s):

                TYPE                 AMOUNT          INTEREST PERIOD
        --------------------------------------------------------------
                                   $
                                   $
                                   $
                                   $

        Borrower certifies that on the Conversion Date -- and after giving effect to the above action(s) -- (a) all of the representations and warranties in the Loan Documents will be true and correct in all material respects and (b) no Material Adverse Event, Default, or Potential Default will exist.

                                Goodrich Petroleum Company, L.L.C.

                                By:_____________________________________
                                (Name)__________________________________
                                (Title)_________________________________

                                                                     EXHIBIT C-2

                                  EXHIBIT C-3

                                  LC REQUEST

AGENT:        BNP Paribas                              DATE:_____________, 200_

ISSUING LENDER:

BORROWER:     Goodrich Petroleum Company, L.L.C.

        This notice is delivered under Section 2.3(a) of the Credit Agreement (as renewed, extended, and amended, the "Credit Agreement") dated as of November 9, 2001, between Borrower, Agent, Issuing Lender, and certain other lenders. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this request.

        Borrower requests Issuing Lender to issue a LC under the Credit Agreement as follows:

        Issue Date          _____________________, _________
        Beneficiary         ________________________________
        Expiry Date         ________________________________/
        Face Amount         ________________________________

        Borrower certifies that on the above Issue Date -- after giving effect to the requested LC -- (a) all of the representations and warranties in the Loan Documents will be true and correct in all material respects and (b) no Material Adverse Event, Default, or Potential Default will exist.

                                Goodrich Petroleum Company, L.L.C., as Borrower

                                By:____________________________________________
                                (Name)_________________________________________
                                (Title)________________________________________

                                                                     EXHIBIT C-3

                                  EXHIBIT C-4

                             COMPLIANCE CERTIFICATE

   FOR THE FISCAL QUARTER/YEAR ENDED ________________ (the "Subject Period")

AGENT:        BNP Paribas                               DATE:______________

BORROWER:     Goodrich Petroleum Company, L.L.C.

        This certificate is delivered under the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of November 9, 2001, between Goodrich's, Agent, and certain lenders, all defined terms in which have the same meanings when used -- unless otherwise defined -- in this certificate.

        In my capacity as a Responsible Officer of -- and on behalf of -- Borrower, I certify to Agent and Lenders on the date of this certificate that
(a) I am a Responsible Officer of Borrower, (b) Goodrich's Financial Statements attached to this certificate were prepared in accordance with GAAP and present fairly the Companies' consolidated financial condition and results of operations as of, and for the fiscal quarter or year, as the case may be, ended on, the last day of the Subject Period, (c) a review of the activities of the Companies during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Companies performed and complied with all of their obligations under the Loan Documents, and, during the Subject Period, to my knowledge (i) the Companies performed, and complied with all of their obligations under the Loan Documents (except for the deviations, if any, described on a schedule to this certificate) in all material respects, and
(ii) no Default (nor any Potential Default) has occurred which has not been cured or waived (except the Defaults or Potential Defaults, if any, described on the schedule to this certificate), and (d) to my knowledge, the status of compliance by the Companies with Sections 10.1, 10.2, and 10.3 of the Credit Agreement at the end of the Subject Period is as described on the schedule to this certificate.

                                         By:__________________________________
                                         (Name)_______________________________
                                         (Title)______________________________

                                                                     EXHIBIT C-4

                      SCHEDULE TO COMPLIANCE CERTIFICATE
                      ----------------------------------

              (For Fiscal Quarter/Year Ended ___________________)

A. Describe deviations from performance or compliance with covenants, if any, pursuant to clause (c)(i) of the attached certificate. If none, so state.

B.   Describe Potential Defaults and Defaults, if any, pursuant to clause
(c)(ii) of the attached certificate. If none, so state.

C. Reflect compliance with Sections 10.1,10.2 and 10.3 at the end of the Subject Period on a consolidated basis pursuant to clause (d) of the attached certificate.

                                    Table 1
                                    -------

                Covenant                                                        At End of Subject Period
---------------------------------------------------------------------------------------------------------------------
 (S)10.1     CURRENT RATIO
 (a)         Current assets                                                     $
 (b)         Current liabilities                                                $
 (c)         Ratio of Line (a) to Line (b)                                                              ________
                                                                                                        __ to
                                                                                                        1.00

 (d)         Minimum                                                                                    1.00
                                                                                                        to
                                                                                                        1.00
 (S)10.2     INTEREST COVERAGE
 (a)         Net Income for the fiscal quarter then ended                       $
 (b)         Interest expense (including capitalized interest) in that          $
             applicable period
 (c)         Taxes for that applicable period                                   $
 (d)         Extraordinary expense/(income) for that applicable period          $

               Schedule to Compliance Certificate - Page 1 of 2

(e)          Depreciation, depletion and amortization for that applicable period   $
(f)          EBITDAX for that applicable period (sum of Lines (a)-(e))                                  $
(G)          Ratio of Line (f) to line (b)                                                              ____to 1.00
(h)          Minimum                                                                                    3.00 to 1.00
(S)10.3      MINIMUM TANGIBLE NET WORTH
(a)          Tangible Net Worth at the end of the Subject Period                                        $
(b)          Cumulative Net Income (without deduction for losses) from June
             30, 2001, through the end of the Subject Period
(c)          Net proceeds of the issuance of any equity securities by              $
             Goodrich after the Closing Date
(d)          Minimum Tangible Net Worth [Sum of $40,000,000 plus (50% X                                 $
             Line (b)) plus (100% X Line (c))]

               Schedule to Compliance Certificate - Page 2 of 2

                                   EXHIBIT D

                        OPINION OF COUNSEL TO COMPANIES

                                                                     EXHIBIT D-1

                      [Letterhead of Goodrich Petroleum]


                               November 9, 2001

BNP Paribas, as Agent
1200 Smith Street
Suite 3100
Houston, Texas 77002

                                    Re: Credit Agreement (the "Credit
                                        Agreement") between Goodrich Petroleum
                                        Company, L.L.C., as Borrower, and BNP
                                        Paribas, as Agent and as a Lender, and
                                        Certain Lenders now or hereafter a party thereto, dated November 9, 2001, relating to a revolving line of credit of up to $50,000,000.00 (the "Loan").

Ladies and Gentlemen:

        We have acted as counsel for Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company, ("Borrower") and Goodrich Petroleum Company-Lafitte, L.L.C., a Louisiana limited liability company ("Lafitte") and Goodrich Petroleum Corporation, a Delaware corporation ("Goodrich") in connection with the transactions contemplated in the Credit Agreement. Each capitalized term that is not otherwise defined herein shall have the meaning attributed to it in the Credit Agreement. Borrower, Goodrich and Lafitte may be collectively referred to herein as "Loan Parties," or, individually as a "Loan Party."

        In our representation of the foregoing parties, we have examined unexecuted copies of the Loan Documents described on Exhibit A, attached hereto, and we have examined such other records, certificates of public officials, agreements, instruments, and documents as we have deemed necessary as a basis for the opinions expressed herein.

        Based upon our examination of the foregoing and other matters of law and fact deemed relevant by us, and subject to the limitations and qualifications herein set forth, we are of the opinion that:

        1. Borrower is a limited liability company duly formed, legally existing and in good standing under the laws of the State of Louisiana. The execution and delivery by Borrower of each of the Loan Documents to which it is a party are within the limited liability power of Borrower, have been duly authorized by all necessary limited liability company action by Borrower, and do not (i)

BNP Paribas, as Agent
November 9, 2001
Page 2

require the consent of any Governmental Authority, (ii) contravene or conflict with any Requirement of Law or the articles of organization or operating agreement of Borrower, (iii) to the best of our knowledge, contravene or conflict with any indenture, instrument or other agreement to which Borrower is a party or by which Borrower's property is presently bound or encumbered, or
(iv) result in or require the creation or imposition of any Lien upon any property of Borrower other than as contemplated in the Loan Documents.

        2. Lafitte is a limited liability company duly formed, legally existing and in good standing under the laws of the State of Louisiana. The execution and delivery by Lafitte of each of the Loan Documents to which it is a party are within the limited liability power of Lafitte, have been duly authorized by all necessary limited liability company action by Lafitte, and do not (i) require the consent of any Governmental Authority, (ii) contravene or conflict with any Requirement of Law or the articles of organization or operating agreement of Lafitte, (iii) to the best of our knowledge, contravene or conflict with any indenture, instrument or other agreement to which Lafitte is a party or by which Lafitte's property is presently bound or encumbered, or (iv) result in or require the creation or imposition of any Lien upon any property of Lafitte other than as contemplated in the Loan Documents.

        3. Goodrich is a corporation duly formed, legally existing and in good standing under the laws of the State of Delaware. The execution and delivery by Goodrich of each of the Loan Documents to which it is a party are within the corporate power of Goodrich, have been duly authorized by all necessary corporate action by Goodrich, and do not (i) require the consent of any Governmental Authority, (ii) contravene or conflict with any Requirement of Law or the certificate of incorporation or bylaws of Goodrich, (iii) to the best of our knowledge, contravene or conflict with any indenture, instrument or other agreement to which Goodrich-Delaware is a party or by which Goodrich's property is presently bound or encumbered, or (iv) result in or require the creation or imposition of any Lien upon any property of Goodrich other than as contemplated in the Loan Documents.

        4. Each Loan Document constitutes the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms.

        5. The recording of the Restated Mortgage, Security Agreement, Financing Statement and Assignment of Production (the "Amended Louisiana Mortgage") in the mortgage records of each parish in the State of Louisiana in which the Borrower or Lafitte own Mortgaged Properties are the only filings or recordings necessary to perfect a Lien upon the Mortgaged Properties in favor of the Agent, to the extent that (a) the Mortgaged Properties are situated in the State of Louisiana,
(b) the Mortgaged Properties are properly and adequately described in exhibits thereto, and (c) the property is a type of property upon which a Lien may be perfected by recordation in the mortgage records of a parish.

BNP Paribas, as Agent
November 9, 2001
Page 3

        6. The filing of a UCC-1 Financing Statement in the UCC Records of Plaquemines Parish, Louisiana (with respect to Borrower) and in the UCC Records of Jefferson Parish, Louisiana (with respect to Lafitte) are the only filings or recordings necessary to perfect a Lien in favor of the Agent upon the personal property Collateral that is included in the Amended Louisiana Mortgage, to the extent that (a) exhibits attached to the UCC-1 Financing Statements adequately and properly describe the real property with which the personal property Collateral is associated, and (b) the personal property Collateral is the type of property upon which a security interest may be perfected by the filing of a financing statement.

        7. The filing of a UCC-1 Financing Statement in the UCC Records of Plaquemines Parish, Louisiana (with respect to Borrower) and in the UCC Records of Jefferson Parish, Louisiana (with respect to Lafitte) are the only filings or recordings necessary to perfect a Lien in favor of the Agent upon the Collateral that is included in the Security Agreements executed by them, to the extent that such Collateral is the type of property upon which a security interest may be perfected by the filing of a financing statement.

        8. To the best of our knowledge after due inquiry (such inquiry consisting solely of (a) our review as to specific matters about which we have been consulted by the Loan Parties, including our litigation docket, and (b) inquiries made by us to officers of the Loan Parties), except as disclosed in
Schedule 7.9 to the Credit Agreement, no Loan Party is subject to, or under threat of, any Litigation that is reasonably likely to be determined adversely to a Loan Party, and if so adversely determined, would constitute a Material Adverse Event.

        9. No Loan Party is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

        The opinions expressed herein are qualified and limited as follows:

        a. We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic and all official public records are accurate and complete.

        b. We are licensed to practice law only in the State of Louisiana. Accordingly, the foregoing opinions are limited solely to the laws of the State of Louisiana, the laws of the United States and the corporation laws of the State of Delaware.

BNP Paribas, as Agent
November 9, 2001
Page 4

        c. The validity, binding effect and enforceability of the Loan Documents may be limited or affected by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting rights of creditors generally, including, without limitation, statutes or rules of law which limit the effect of waivers of rights by a debtor or grantor; provided, however, that the limitations and other effects of such statutes or rules of law upon the validity and binding effect of the Loan Documents should not differ materially from the limitations and other effects of such statutes or rules of law upon the validity and binding effect of credit agreements, promissory notes, guaranties, mortgages, deeds of trust and security agreements generally. The enforceability of the respective obligations of the Loan Parties under the Loan Documents is subject to general principles of equity (whether such enforceability is considered in a suit in equity or at law). In rendering our opinion as to the validity, binding effect and enforceability of the Loan Documents, we have assumed that the applicable laws and jurisprudence of the State of Texas are not materially different from those of the State of Louisiana.

        d. In rendering these opinions, we have not examined oil and gas leases or other documents of title, and we express no opinion, and hereby disclaim any opinion, as to the status or quality of title to any of the property that is subject to the transactions contemplated by the Loan Documents or as to the priority of any lien, security interest, or other encumbrance created by any of the Loan Documents.

        e. Our opinions are given as of the date hereof, and we undertake no obligation to advise the Lenders of any state of facts, or changes in law, occurring after the date hereof which might affect our opinions. Only Lenders and proper assignees of Lenders are entitled to rely upon or to assert any legal rights created by this opinion letter. This opinion letter may not be used or relied upon by any other person for any purpose whatsoever without, in each instance, this firm's prior written consent.

                                        Sincerely,

                                        HARGROVE, PESNELL & WYATT


                                        By: /s/ Scott C. Sinclair
                                           ----------------------------------
                                                Scott C. Sinclair

                                      EXHIBIT A

1. Assignment of Notes, Documents and Liens (the "Assignment") dated November 9, 2001, executed by the Borrower, Goodrich and Lafitte, and the Prior Agent and Prior Lenders in favor of Agent, for the benefit of the Lenders.

2. Credit Agreement (the "Credit Agreement") dated November 9, 2001, between the Borrower, certain Lenders, and BNP Paribas, as Agent.

3. Revolving Note dated November 9, 2001, in the original principal amount of $50,000,000 made by the Borrower in favor of BNP Paribas.

4. Guaranty Agreement dated November 9, 2001, executed by Goodrich in favor of Agent and the Lenders.

5. Guaranty Agreement dated November 9, 2001, executed by Lafitte in favor of Agent and the Lenders.

6. Restated Mortgage, Security Agreement, Financing Statement and Assignment of Production (the "Amended Louisiana Mortgage") dated November 9, 2001, executed by the Borrower in favor of the Agent.

7. Restated Mortgage, Security Agreement, Financing Statement and Assignment of Production (the "Amended Louisiana Mortgage") dated November 9, 2001, executed by Lafitte in favor of the Agent.

8. UCC-1 Financing Statement covering the personal property Collateral included in the Amended Louisiana Mortgage executed by the Borrower in favor of the Agent.

9. UCC-1 Financing Statement covering the personal property Collateral included in the Amended Louisiana Mortgage executed by Lafitte in favor of the Agent.

10. Restated Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production (the "Amended Texas Mortgage"), dated November 9, 2001, executed by the Borrower in favor of the Agent.

11. UCC-1 Financing Statement covering the personal property Collateral included in the Amended Texas Mortgage executed by the Borrower in favor of the Agent.

12. General Security Agreements (the "Security Agreements") dated November 9, 2001, executed, respectively, by each of the Borrower, Goodrich and Lafitte in favor of the Agent.

13. UCC-1 Financing Statements covering the Collateral included in the Security Agreements executed by each of the Borrower, Goodrich and Lafitte in favor of the Agent.

                                   EXHIBIT E

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

    THIS AGREEMENT is entered into as of _____________________________, between _________________ ("Assignor") and ________________ ("Assignee").

    Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company ("BORROWER") certain lenders ("LENDERS"), and BNP Paribas, a foreign banking corporation organized under the laws of the Republic of France (in its capacity as Agent for Lenders, "Agent"), are party to the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of November 9, 2001, all of the defined terms in which have the same meanings when used -- unless otherwise defined -- in this agreement. This agreement is entered into as required by Section 14.10(c) of the Credit Agreement and, if required pursuant to the terms of the Credit Agreement, is not effective until consented to by Borrower and Agent, which consents may not under the Credit Agreement be unreasonably withheld.

    ACCORDINGLY, for adequate and sufficient consideration, Assignor and Assignee agree as follows:

1.    Assignment and Assumption. By this agreement, and effective as of   (which
must be at least five Business Days after the execution and delivery of this agreement to both Borrower, if applicable, and Agent for consent, the "Effective Date"), Assignor sells and assigns to Assignee (without recourse to Assignor) and Assignee purchases and assumes from Assignor a ___% interest (the "Assigned Interest"), which, if not equal to 100%, must be a percentage, when computed as an aggregate dollar amount, that is at least $5,000,000, in and to all of Assignor's Rights and obligations under the Credit Agreement as of the Effective Date, including, without limitation, the Assigned Interest in (a) Assignor's Commitment as of the Effective Date, (b) the Note held by Assignor as of the Effective Date, (c) all Principal Debt owed to Assignor on the Effective Date,
(d) all unpaid reimbursement obligations under drawings or drafts under any LC on the Effective Date, (e) all outstanding participations owned by Assignor under Section 2.3(b) of the Credit Agreement on the Effective Date, (f) all interest accruing in respect of the Assigned Interest after the Effective Date,
(g) all LC fees paid in advance before the Effective Date under Section 4.3(a) of the Credit Agreement in respect of the Assigned Interest and in respect of any period or periods after the Effective Date, and (h) all commitment fees accruing in respect of the Assigned Interest under Section 4.4 of the Credit Agreement after the Effective Date.

2. Assignor Provisions. Assignor (a) represents and warrants to Assignee that as of the Effective Date (i) the following principal amounts and LC liabilities are owed to it without reduction for any assignments that have not yet become effective:

     Item                                       Amount
     ----                                       ------
     Principal Debt of Revolving Facility       $
     LC reimbursement obligations               $
     (S) 2.3(b) participations                  $

and (ii) Assignor is the legal and beneficial owner of the Assigned Interest, which is free and clear of any adverse claim, and (b) makes no representation or warranty to Assignee and assumes no responsibility to Assignee with respect to
(i) any statements, warranties, or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Document, or (iii) the financial condition of any Company or the performance or observance by any Company of any of its obligations under any Loan Document.

                                                              EXHIBIT E - PAGE-1

3. Assignee Provisions. Assignee (a) represents and warrants to Assignor, Borrower, and Agent that Assignee is legally authorized to enter into this agreement, (b) confirms that it has received a copy of the Credit Agreement, copies of the Current Financials, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this agreement, (c) agrees with Assignor, Borrower, and Agent that Assignee shall -- independently and without reliance upon Agent, Assignor, or any other Lender and based on such documents and information as Assignee deems appropriate at the time -- continue to make its own credit decisions in taking or not taking action under the Loan Documents, (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms of the Loan Documents and all other reasonably-incidental powers, (e) agrees with Assignor, Borrower, and Agent that Assignee shall perform and comply with all provisions of the Loan Documents applicable to Lenders in accordance with their respective terms, and
(f) if Assignee is not organized under the Laws of the United States of America or one of its states, it (i) represents and warrants to Assignor, Agent, and Borrower that no Taxes are required to be withheld by Assignor, Agent, or Borrower with respect to any payments to be made to it in respect of the Obligations, and it has furnished to Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service Forms W-8BEN, W-8ECI, or any other form acceptable to Agent that entitles Assignee to exemption from U.S. federal withholding Tax on all interest payments under the Loan Documents, (ii) covenants to provide Agent and Borrower a new Forms W-8BEN, W-8ECI, or other form acceptable to Agent upon the expiration or obsolescence of any previously delivered form according to Law, duly executed and completed by it, and to comply from time to time with all Laws with regard to the withholding Tax exemption, and (iii) agrees with Agent and Borrower that, if any of the foregoing is not true or the applicable forms are not provided, then Agent and Borrower (without duplication) may deduct and withhold from interest payments under the Loan Documents any United States federal-income Tax at the full rate applicable under the Code.

4. Credit Agreement and Commitments. From and after the Effective Date (a) Assignee shall be a party to the Credit Agreement and (to the extent provided in this agreement) have the Rights and obligations of a Lender under the Loan Documents and (b) Assignor shall (to the extent provided in this agreement) relinquish its Rights and be released from its obligations under the Loan Documents. On the Effective Date, after giving effect to this agreement, but without giving effect to any other assignments that have not yet become effective, Assignor's total Commitment (which, if positive, must be at least $5,000,000) and Assignee's total Commitment will be as follows:

        Lender                                 Commitment
        ------                                 ----------
        Assignor                               $
        Assignee                               $

5. Notes. Assignor and Assignee request Borrower to issue new Notes to Assignor and Assignee in the amounts of their respective Commitments under Paragraph 4 above and otherwise issued in accordance with the Credit Agreement. Upon delivery of those Notes, Assignor shall return to Borrower the Note previously delivered to Assignor under the Credit Agreement.

6. Payments and Adjustments. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees, and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods before the Effective Date by Agent or with respect to the making of this assignment directly between themselves.

                                                              EXHIBIT E - PAGE-2

7. Conditions Precedent. Paragraphs 1 through -5 above are not effective until
(a) counterparts of this agreement are executed and delivered by Assignor and Assignee to -- and are executed in the spaces below by -- Borrower and Agent and
(b) Agent receives from Assignor or Assignee a $3,500 processing fee.

8. Incorporated Provisions. Although this agreement is not a Loan Document, the provisions of Sections 1 and 14 of the Credit Agreement applicable to Loan Documents are incorporated into this instrument by reference the same as if this agreement were a Loan Document and those provisions were set forth in this agreement verbatim.

9. Communications. For purposes of Section 14.2 of the Credit Agreement, Assignee's address and telecopy number -- until changed under that section -- are beside its signature below.

10. Amendments, Etc.. No amendment, waiver, or discharge to or under this agreement is valid unless in writing that is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of the Credit Agreement.

11. ENTIRETY. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN ASSIGNOR AND ASSIGNEE ABOUT ITS SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF ASSIGNOR AND ASSIGNEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN ASSIGNOR AND ASSIGNEE.

12. Parties. This agreement binds and benefits Assignor, Assignee, and their respective successors and assigns that are permitted under the Credit Agreement.

        EXECUTED as of the date first stated above.


                                        [ASSIGNOR]

                                        By:___________________________________
                                        (Name)________________________________
                                        (Title)_______________________________

                                        [ASSIGNEE]

                                        By:___________________________________
                                        (Name)________________________________
                                        (Title)_______________________________

                                        (Address)

                                        (Telecopy No.)

                                                              EXHIBIT E - PAGE-3

        As of the Effective Date, [Borrower] and Agent consent to this agreement and the transactions contemplated in it.

                                        [GOODRICH PETROLEUM COMPANY, L.L.C., as
                                        Borrower]

                                        By:___________________________________
                                        (Name)________________________________
                                        (Title)_______________________________

                                        BNP PARIBAS, as Agent

                                        BY:___________________________________
                                        (Name)________________________________
                                        (Title)_______________________________

                                                              EXHIBIT E - PAGE-4